LADD FURNITURE, INC.

                             RETIREMENT SAVINGS PLAN
                                       FOR
                               SALARIED EMPLOYEES

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                                TABLE OF CONTENTS

          ARTICLE I
                                     DEFINITIONS  . . . . . . . . . . .   1
               1.1  "Account" . . . . . . . . . . . . . . . . . . . . .   1
               1.2  "Account Balance" . . . . . . . . . . . . . . . . .   1
               1.3  "Affiliated Employer" . . . . . . . . . . . . . . .   1
               1.4  "After-Tax Account" . . . . . . . . . . . . . . . .   2
               1.5  "Annuity Starting Date" . . . . . . . . . . . . . .   2
               1.6  "Before-Tax Account"  . . . . . . . . . . . . . . .   2
               1.7  "Beneficiary" . . . . . . . . . . . . . . . . . . .   2
               1.8  "Break in Service"  . . . . . . . . . . . . . . . .   2
               1.9  "Code"  . . . . . . . . . . . . . . . . . . . . . .   3
               1.10 "Committee" . . . . . . . . . . . . . . . . . . . .   3
               1.11 "Compensation"  . . . . . . . . . . . . . . . . . .   3
               1.12 "Contract"  . . . . . . . . . . . . . . . . . . . .   5
               1.13 "Disability"  . . . . . . . . . . . . . . . . . . .   5
               1.14 "Effective Date"  . . . . . . . . . . . . . . . . .   6
               1.15 "Employee"  . . . . . . . . . . . . . . . . . . . .   6
               1.16 "Employee After-Tax Contributions"  . . . . . . . .   6
               1.17 "Employer"  . . . . . . . . . . . . . . . . . . . .   6
               1.18 "Employer Stock"  . . . . . . . . . . . . . . . . .   6
               1.19 "Employer Stock Fund" . . . . . . . . . . . . . . .   6
               1.20 "Employment Commencement Date"  . . . . . . . . . .   6
               1.21 "Entry Date"  . . . . . . . . . . . . . . . . . . .   6
               1.22 "Excluded Employee" . . . . . . . . . . . . . . . .   7
               1.23 "ERISA" . . . . . . . . . . . . . . . . . . . . . .   7
               1.24 "Highly Compensated Employee" . . . . . . . . . . .   7
               1.25 "Hour of Service" . . . . . . . . . . . . . . . . .   8
               1.26 "Insider" . . . . . . . . . . . . . . . . . . . . .   9
               1.27 "Leased Employee" . . . . . . . . . . . . . . . . .   9
               1.28 "Limitation Year" . . . . . . . . . . . . . . . . .  10
               1.29 "Matching Contributions"  . . . . . . . . . . . . .  10
               1.30 "Matching Contributions Account"  . . . . . . . . .  10
               1.31 "Named Fiduciary" . . . . . . . . . . . . . . . . .  10
               1.32 "Nonforfeitable"  . . . . . . . . . . . . . . . . .  10
               1.33 "Nonhighly Compensated Employee"  . . . . . . . . .  10
               1.34 "Normal Retirement Age" . . . . . . . . . . . . . .  11
               1.35 "Participant" . . . . . . . . . . . . . . . . . . .  11
               1.36 "Plan"  . . . . . . . . . . . . . . . . . . . . . .  11
               1.37 "Plan Administrator"  . . . . . . . . . . . . . . .  11
               1.38 "Plan Year" . . . . . . . . . . . . . . . . . . . .  11
               1.39 "Qualified    Voluntary    Employee   Contribution
                    Account"  . . . . . . . . . . . . . . . . . . . . .  11
               1.40 "Salary Reduction Contributions"  . . . . . . . . .  11
               1.41 "Service" . . . . . . . . . . . . . . . . . . . . .  11
               1.42 "Taxable Year"  . . . . . . . . . . . . . . . . . .  11
               1.43 "Trust" . . . . . . . . . . . . . . . . . . . . . .  12
               1.44 "Trust Fund"  . . . . . . . . . . . . . . . . . . .  12
               1.45 "Trustee" . . . . . . . . . . . . . . . . . . . . .  12
               1.46 "Valuation Date"  . . . . . . . . . . . . . . . . .  12
               1.47 "Year of Service" . . . . . . . . . . . . . . . . .  12

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          ARTICLE II
                            ELIGIBILITY AND PARTICIPATION . . . . . . .  12
               2.1  PARTICIPATION OF EMPLOYEES ON EFFECTIVE DATE  . . .  12
               2.2  PARTICIPATION OF EMPLOYEES AFTER EFFECTIVE DATE . .  12
               2.3  STATUS DURING LEAVE OF ABSENCE  . . . . . . . . . .  13
               2.4  PARTICIPATION UPON RE-EMPLOYMENT  . . . . . . . . .  13
               2.5  CHANGE IN EMPLOYEE STATUS . . . . . . . . . . . . .  13
               2.6  INCLUSION OF INELIGIBLE EMPLOYEE  . . . . . . . . .  14
               2.7  OMISSION OF ELIGIBLE EMPLOYEE . . . . . . . . . . .  14
               2.8  PARTICIPATION DURING MILITARY SERVICE . . . . . . .  14

          ARTICLE III
                              PARTICIPANT CONTRIBUTIONS . . . . . . . .  15
               3.1  PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS . . . . . .  15
               3.2  ROLLOVER CONTRIBUTIONS  . . . . . . . . . . . . . .  15
               3.3  TRUSTEE-TO-TRUSTEE TRANSFERS TO THE PLAN  . . . . .  16
               3.4  NONFORFEITABILITY OF PARTICIPANT CONTRIBUTIONS  . .  17
               3.5  PARTICIPANT CONTRIBUTIONS - ACCOUNT BALANCE . . . .  17

          ARTICLE IV
                                EMPLOYER CONTRIBUTIONS  . . . . . . . .  17
               4.1  EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . .  17
               4.2  CODE ss 401(k) ARRANGEMENT . . . . . . . . . . . .   17
               4.3  MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . .  18
               4.4  ACCRUAL OF BENEFIT  . . . . . . . . . . . . . . . .  19
               4.5  RETURN OF EMPLOYER CONTRIBUTIONS  . . . . . . . . .  19
               4.6  TIME OF PAYMENT OF CONTRIBUTION . . . . . . . . . .  20
               4.7  ANNUAL SALARY REDUCTION CONTRIBUTION LIMITATION . .  20
               4.8  ALLOCABLE  INCOME  ATTRIBUTABLE  TO EXCESS  SALARY
                    REDUCTIONS  . . . . . . . . . . . . . . . . . . . .  21
               4.9  ACTUAL SALARY REDUCTION PERCENTAGE ("ADP") TEST . .  21
               4.10 CALCULATION    OF    AVERAGE   SALARY    REDUCTION
                    PERCENTAGE  . . . . . . . . . . . . . . . . . . . .  22
               4.11 AGGREGATION OF CERTAIN CODE ss 401(k) ARRANGEMENTS.  23
               4.12 CHARACTERIZATION OF EXCESS CONTRIBUTIONS  . . . . .  23
               4.13 DISTRIBUTION OF EXCESS CONTRIBUTIONS  . . . . . . .  23
               4.14 NONDISCRIMINATION  RULES   FOR  EMPLOYER  MATCHING
                    CONTRIBUTIONS/PARTICIPANT            NONDEDUCTIBLE
                    CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .  25
               4.15 CALCULATION OF AVERAGE CONTRIBUTION PERCENTAGE  . .  25
               4.16 AGGREGATION OF CERTAIN PLANS  . . . . . . . . . . .  26
               4.17 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS  . .  27
               4.18 CHARACTERIZATION      OF      EXCESS     AGGREGATE
                    CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .  28
               4.19 MULTIPLE USE LIMITATION . . . . . . . . . . . . . .  28
               4.20 LIMITATIONS ON ALLOCATIONS  . . . . . . . . . . . .  29
               4.21 DETERMINATION OF MAXIMUM PERMISSIBLE AMOUNT . . . .  29
               4.22 ELIMINATION OF EXCESS AMOUNT  . . . . . . . . . . .  30
               4.23 DEFINED BENEFIT PLAN LIMITATION . . . . . . . . . .  31
               4.24 DEFINITIONS - ARTICLE IV  . . . . . . . . . . . . .  31
               4.25 QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS  . . . .  35


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          ARTICLE V
                     TERMINATION OF SERVICE - PARTICIPANT VESTING . . .  36
               5.1  BEFORE-TAX  ACCOUNT,  ROLLOVER ACCOUNT,  AFTER-TAX
                    ACCOUNT AND QVEC ACCOUNT  . . . . . . . . . . . . .  36
               5.2  MATCHING CONTRIBUTIONS ACCOUNT  . . . . . . . . . .  36

          ARTICLE VI
                        TIME AND METHOD OF PAYMENT OF BENEFITS  . . . .  37
               6.1  TIME OF PAYMENT OF ACCOUNT BALANCE  . . . . . . . .  37
               6.2  SEPARATION FROM SERVICE FOR ANY REASON  . . . . . .  37
               6.3  DEATH OF THE PARTICIPANT  . . . . . . . . . . . . .  38
               6.4  METHOD OF PAYMENT . . . . . . . . . . . . . . . . .  38
               6.5  DISTRIBUTION FOR MINOR BENEFICIARY  . . . . . . . .  45
               6.6  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN  . .  45
               6.7  DIRECT ROLLOVER TO ANOTHER QUALIFIED PLAN . . . . .  46
               6.8  DISTRIBUTION RESTRICTIONS . . . . . . . . . . . . .  47
               6.9  TRANSITIONAL ELECTIONS  . . . . . . . . . . . . . .  47
               6.10 REQUIRED BEGINNING DATE . . . . . . . . . . . . . .  48
               6.11 LIMITATIONS ON DISTRIBUTIONS -  INCIDENTAL BENEFIT
                    RULE  . . . . . . . . . . . . . . . . . . . . . . .  49
               6.12 RESTRICTIONS   ON   PAYMENTS   AFTER    DEATH   OF
                    PARTICIPANT . . . . . . . . . . . . . . . . . . . .  50
               6.13 CODE ss 401(a)(9)  . . . . . . . . . . . . . . . . .  50

          ARTICLE VII
                           IN-SERVICE WITHDRAWALS AND LOANS . . . . . .  51
               7.1  AFTER-TAX ACCOUNT - WITHDRAWAL/DISTRIBUTION . . . .  51
               7.2  IN-SERVICE  WITHDRAWALS   FOR  PENNSYLVANIA  HOUSE
                    EMPLOYEES . . . . . . . . . . . . . . . . . . . . .  51
               7.3  ATTAINMENT OF AGE 591/2. . . . . . . . . . . . . . .  52
               7.4  HARDSHIP DISTRIBUTIONS - GENERAL PROVISIONS . . . .  52
               7.5  HARDSHIP DISTRIBUTIONS - FINANCIAL NEED . . . . . .  53
               7.6  PROCEDURES AND RESTRICTIONS . . . . . . . . . . . .  54
               7.7  LOANS TO PARTICIPANTS . . . . . . . . . . . . . . .  54
               7.8  LOAN POLICY . . . . . . . . . . . . . . . . . . . .  55

          ARTICLE VIII
                          EMPLOYER ADMINISTRATIVE PROVISIONS  . . . . .  55
               8.1  IN GENERAL  . . . . . . . . . . . . . . . . . . . .  55
               8.2  INFORMATION TO PLAN ADMINISTRATOR . . . . . . . . .  55
               8.3  NO LIABILITY  . . . . . . . . . . . . . . . . . . .  56
               8.4  INDEMNITY OF CERTAIN FIDUCIARIES  . . . . . . . . .  56
               8.5  INVESTMENT FUNDS  . . . . . . . . . . . . . . . . .  56
               8.6  AMENDMENT TO VESTING SCHEDULE . . . . . . . . . . .  57

          ARTICLE IX
                        PARTICIPANT ADMINISTRATIVE PROVISIONS . . . . .  58
               9.1  BENEFICIARY DESIGNATION . . . . . . . . . . . . . .  58
               9.2  NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY . .  58
               9.3  PERSONAL DATA TO PLAN ADMINISTRATOR . . . . . . . .  59
               9.4  ADDRESS FOR NOTIFICATION  . . . . . . . . . . . . .  59
               9.5  NOTICE OF CHANGE IN TERMS . . . . . . . . . . . . .  59

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               9.6  LITIGATION AGAINST THE TRUST  . . . . . . . . . . .  59
               9.7  INFORMATION AVAILABLE . . . . . . . . . . . . . . .  60
               9.8  PARTICIPANT DIRECTION OF INVESTMENT . . . . . . . .  60

          ARTICLE X
                              PLAN ADMINISTRATOR -
                    DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS . . .  60
               10.1 ADMINISTRATOR . . . . . . . . . . . . . . . . . . .  60
               10.2 ADMINISTRATIVE POWERS AND DUTIES  . . . . . . . . .  60
               10.3 FUNDING POLICY  . . . . . . . . . . . . . . . . . .  62
               10.4 RULES AND DECISIONS . . . . . . . . . . . . . . . .  62
               10.5 MANNER OF ACTION  . . . . . . . . . . . . . . . . .  62
               10.6 INDIVIDUAL ACCOUNTS . . . . . . . . . . . . . . . .  62
               10.7 VALUE OF PARTICIPANT'S ACCOUNT BALANCE  . . . . . .  63
               10.8 ALLOCATION AND DISTRIBUTION OF  NET INCOME GAIN OR
                    LOSS  . . . . . . . . . . . . . . . . . . . . . . .  63
               10.9 DETERMINATION AS TO ELIGIBILITY . . . . . . . . . .  64
               10.10 AUTHORIZATION OF BENEFIT PAYMENTS  . . . . . . . .  64
               10.11 PAYMENT FOR BENEFIT OF  DISABLED OR INCAPACITATED
                    PERSON  . . . . . . . . . . . . . . . . . . . . . .  64
               10.12 BOND . . . . . . . . . . . . . . . . . . . . . . .  65
               10.13 INDIVIDUAL STATEMENT . . . . . . . . . . . . . . .  65
               10.14 ACCOUNT CHARGED  . . . . . . . . . . . . . . . . .  65
               10.15 UNCLAIMED ACCOUNT PROCEDURE  . . . . . . . . . . .  65
               10.16 TERMS TO BE COMMUNICATED . . . . . . . . . . . . .  66
               10.17 SIGNATURE AUTHORITY  . . . . . . . . . . . . . . .  67
               10.18 FIDUCIARY NOTICE REQUIREMENTS  . . . . . . . . . .  67
               10.19 RELIANCE . . . . . . . . . . . . . . . . . . . . .  67
               10.20 SUCCESSOR FIDUCIARY  . . . . . . . . . . . . . . .  67
               10.21 UNIFORM APPLICATION  . . . . . . . . . . . . . . .  67

          ARTICLE XI
                              TRUSTEE POWERS AND DUTIES . . . . . . . .  68
               11.1 TRUST . . . . . . . . . . . . . . . . . . . . . . .  68
               11.2 TRUST FUND  . . . . . . . . . . . . . . . . . . . .  68
               11.3 ESTABLISHMENT OF TRUST  . . . . . . . . . . . . . .  68
               11.4 ACCEPTANCE  . . . . . . . . . . . . . . . . . . . .  69
               11.5 RECEIPT OF CONTRIBUTIONS  . . . . . . . . . . . . .  69
               11.6 INVESTMENT POWERS . . . . . . . . . . . . . . . . .  69
               11.7 INVESTMENT IN QUALIFYING  EMPLOYER SECURITIES  AND
                    QUALIFYING EMPLOYER REAL PROPERTY . . . . . . . . .  72
               11.8 RECORDS AND STATEMENTS  . . . . . . . . . . . . . .  72
               11.9 FEES AND EXPENSES FROM FUND . . . . . . . . . . . .  72
               11.10 EXERCISE OF POWERS . . . . . . . . . . . . . . . .  72
               11.11 POWER TO DO ANY NECESSARY ACTS . . . . . . . . . .  73
               11.12 ACCOUNTING . . . . . . . . . . . . . . . . . . . .  73
               11.13 PARTIES TO LITIGATION  . . . . . . . . . . . . . .  73
               11.14 PROFESSIONAL AGENTS  . . . . . . . . . . . . . . .  73
               11.15 DISTRIBUTION OF CASH OR PROPERTY . . . . . . . . .  73
               11.16 DISTRIBUTION DIRECTIONS  . . . . . . . . . . . . .  74
               11.17 THIRD PARTY/MULTIPLE TRUSTEES  . . . . . . . . . .  74
               11.18 RESIGNATION  . . . . . . . . . . . . . . . . . . .  74

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               11.19 REMOVAL  . . . . . . . . . . . . . . . . . . . . .  74
               11.20 INTERIM DUTIES AND SUCCESSOR TRUSTEE . . . . . . .  74
               11.21 VALUATION OF TRUST . . . . . . . . . . . . . . . .  75
               11.22 AUTHORITY OF TRUSTEE . . . . . . . . . . . . . . .  75
               11.23 DOCUMENTS AND NOTICES  . . . . . . . . . . . . . .  75
               11.24 POSTPONEMENT OF ACTION . . . . . . . . . . . . . .  75
               11.25 DELEGATION OF RESPONSIBILITIES . . . . . . . . . .  75
               11.26 DETERMINATION OF ELIGIBILITY . . . . . . . . . . .  76
               11.27 LIMITATION ON LIABILITY - IF INVESTMENT  MANAGER,
                    ANCILLARY   TRUSTEE   OR   INDEPENDENT   FIDUCIARY
                    APPOINTED . . . . . . . . . . . . . . . . . . . . .  76
               11.28 INVESTMENT IN GROUP TRUST FUND . . . . . . . . . .  76
               11.29  APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT
                      FIDUCIARY . . . . . . . . . . . . . . . . . . . .  77
               11.30 PROHIBITED TRANSACTIONS  . . . . . . . . . . . . .  78

          ARTICLE XII
                                   CLAIMS PROCEDURE . . . . . . . . . .  79
               12.1 FILING A CLAIM  . . . . . . . . . . . . . . . . . .  79
               12.2 NOTIFICATION TO CLAIMANT  . . . . . . . . . . . . .  79
               12.3 CLAIMS REVIEW PROCEDURE . . . . . . . . . . . . . .  80
               12.4 DECISION ON REVIEW  . . . . . . . . . . . . . . . .  80
               12.5 ACTION BY AUTHORIZED REPRESENTATIVE OF CLAIMANT . .  81

          ARTICLE XIII
                                    MISCELLANEOUS . . . . . . . . . . .  81
               13.1 PURPOSE OF PLAN AND TRUST . . . . . . . . . . . . .  81
               13.2 ALTERNATIVE ACTS  . . . . . . . . . . . . . . . . .  81
               13.3 NECESSARY ACTS  . . . . . . . . . . . . . . . . . .  81
               13.4 MAXIMUM DURATION  . . . . . . . . . . . . . . . . .  81
               13.5 BINDING EFFECT  . . . . . . . . . . . . . . . . . .  81
               13.6 EVIDENCE  . . . . . . . . . . . . . . . . . . . . .  81
               13.7 NO RESPONSIBILITY FOR EMPLOYER ACTION . . . . . . .  82
               13.8 FIDUCIARIES NOT INSURERS  . . . . . . . . . . . . .  82
               13.9 WAIVER OF NOTICE  . . . . . . . . . . . . . . . . .  82
               13.10 SUCCESSORS . . . . . . . . . . . . . . . . . . . .  82
               13.11 NONALIENATION OF BENEFITS  . . . . . . . . . . . .  82
               13.12 RIGHTS TO TRUST ASSETS . . . . . . . . . . . . . .  83
               13.13 HEADINGS . . . . . . . . . . . . . . . . . . . . .  83
               13.14 GENDER AND NUMBER  . . . . . . . . . . . . . . . .  83
               13.15 STATE LAW  . . . . . . . . . . . . . . . . . . . .  83
               13.16 EMPLOYMENT NOT GUARANTEED  . . . . . . . . . . . .  83

          ARTICLE XIV
                      EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION . . . .  84
               14.1 EXCLUSIVE BENEFIT . . . . . . . . . . . . . . . . .  84
               14.2 AMENDMENT BY EMPLOYER . . . . . . . . . . . . . . .  84
               14.3 CODE ss 411(d)(6) PROTECTED BENEFITS . . . . . . .   85
               14.4 DISCONTINUANCE  . . . . . . . . . . . . . . . . . .  85
               14.5 FULL VESTING ON TERMINATION . . . . . . . . . . . .  85
               14.6 MERGER/DIRECT TRANSFER  . . . . . . . . . . . . . .  85
               14.7 ELECTIVE TRANSFERS  . . . . . . . . . . . . . . . .  86

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               14.8 TERMINATION . . . . . . . . . . . . . . . . . . . .  87
               14.9 EXERCISE OF AUTHORITY . . . . . . . . . . . . . . .  88

          ARTICLE XV
                               PARTICIPATING EMPLOYERS  . . . . . . . .  88
               15.1 PARTICIPATING EMPLOYERS . . . . . . . . . . . . . .  88
               15.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS . . . . . .  89
               15.3 DESIGNATION OF AGENT  . . . . . . . . . . . . . . .  89
               15.4  TRANSFERS  . . . . . . . . . . . . . . . . . . . .  89
               15.5 PARTICIPATING EMPLOYER'S CONTRIBUTION . . . . . . .  90
               15.6 AMENDMENT . . . . . . . . . . . . . . . . . . . . .  91
               15.7 DISCONTINUANCE OF PARTICIPATION . . . . . . . . . .  91
               15.8 ADMINISTRATOR'S AUTHORITY . . . . . . . . . . . . .  91
               15.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE .  91

          ARTICLE XVI
                         QUALIFIED DOMESTIC RELATIONS ORDERS  . . . . .  92
               16.1 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS . . .  92

          ARTICLE XVII
                              TOP-HEAVY PLAN PROVISIONS . . . . . . . .  93
               17.1 EFFECT OF ARTICLE XVII ON PLAN  . . . . . . . . . .  93
               17.2 DETERMINATION OF TOP-HEAVY STATUS . . . . . . . . .  93
               17.3 DEFINITIONS . . . . . . . . . . . . . . . . . . . .  95
               17.4 TOP-HEAVY ALLOCATIONS . . . . . . . . . . . . . . .  96





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                              LADD FURNITURE, INC.
                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

               WHEREAS, LADD Furniture, Inc. ("Company"), a corporation organized under the laws of the State of North Carolina, previously established the Savings Plan for Salaried Employees of LADD Furniture, Inc. ("Plan") effective January 1, 1984, for the exclusive benefit of its employees; and

               WHEREAS, the Plan was amended and restated completely effective January 1, 1985, to comply with the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984 and effective January 1, 1989 to comply with the Tax Reform Act of 1986 and all subsequent legislation; and

               WHEREAS, the portion of the Choice Plus Plan of Pennsylvania House, Inc., (the "Choice Plus Plan") and The Pilliod Furniture, Inc. 401 (k) Plan (the "Pilliod Plan") covering salaried employees are being merged into the Plan effective January 1, 1997; and

               WHEREAS, the Company desires to amend and rename the Plan to reflect the merger of the Choice Plus Plan and the Pilliod Plan into this Plan; and

               NOW, THEREFORE, effective January 1, 1997, except as otherwise expressly provided herein, the LADD Furniture, Inc. Retirement Savings Plan for Salaried Employees shall be amended and restated to read as follows:

                                    ARTICLE I
                                   DEFINITIONS

               1.1 "Account" means the separate account(s) which the Plan Administrator or the Trustee maintains for a Participant under the Employer's Plan, whether attributable to Employer or Participant contributions.

               1.2 "Account Balance" means the total amount standing in a Participant's Account(s) as of any date derived from both Employer contributions and Participant contributions, if any.

               1.3 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code ss 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code ss 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code ss 414(m) or 414(o)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code ss 414(o).

               1.4 "After-Tax Account" means the account established for a Participant to which Employee After-Tax Contributions made pursuant to
          Section 3.1 are credited.

               1.5 "Annuity Starting Date" means the first day on which all events have occurred which entitle the Participant to receive a distribution from the Plan.

               1.6 "Before-Tax Account" means the account established for a Participant to which Salary Reduction Contributions made pursuant to
          Section 4.2 are credited.

               1.7 "Beneficiary" is a person or persons or legal entity designated by a Participant who is or may become entitled to a benefit under the Plan after the Participant's death. If a Participant is married, his Beneficiary shall be his spouse unless he names someone other than his spouse as his Beneficiary and:

                    (a) The  Participant's  spouse  consents  in writing to such election, such consent acknowledges the effect of the election (including naming the specific nonspouse beneficiary, and such consent is witnessed by a Plan representative or acknowledged before a notary public; or

                    (b) It is  established  to  the  satisfaction  of  the  Plan
               Administrator that such spouse's consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed in Treasury regulations.

               The Participant  shall have the right to revoke any election made
          under  this  Section  1.7  at  any  time.   Any  consent  given  by  a
          Participant's spouse shall be irrevocable.

               A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's or Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

               1.8 "Break in Service" means a twelve (12) consecutive month period during which a Participant completes five hundred (500) or fewer Hours of Service with the Employer (excluding, however, any period covered by an authorized leave of absence). The "twelve consecutive month period" is the same twelve (12) consecutive month period for which the Plan measures "Years of Service" under Section
          1.47. For purposes of vesting, if, pursuant to Section 1.47, the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, a Participant incurs a Break of Service in a vesting computation period in which he fails to complete a Year of Service.

               1.9 "Code" means the Internal Revenue Code of 1986, as amended.

               1.10 "Committee"   means   the  Retirement   Plan  Committee
          appointed by the Plan Administrator.

               1.11 "Compensation" means the Participant's wages, salaries, commissions paid to sales persons not treated as independent contractors, bonuses, and any other similar earned compensation approved by the Plan Administrator. Compensation also includes Elective Contributions in the definition of Compensation. "Elective Contributions" are amounts excludable from the Employee's gross income under Code ss 125, 402(a)(8), 402(h) or 403(b), and contributed by the Employer, at the Employee's election, to a Code ss 401(k) arrangement (other than this Plan), a simplified employee pension plan, cafeteria plan or tax-sheltered annuity. The term "Compensation" does not include:

                    (a) Employer contributions (other than "Elective Contributions to a plan of deferred compensation to the extent the contributions are not includable in the gross income of the Employee for the Taxable Year in which contributed, on behalf of an Employee to a simplified employee pension plan to the extent such contributions are excludable from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed;

                    (b) Amounts  realized  from the exercise of a  non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (c) Amounts realized from the sale, exchange or other
               disposition of stock acquired under a stock option described in
               Part II, Subchapter D, Chapter 1 of the Code; and

                    (d) Other amounts which receive special tax benefits, such as moving allowances, premiums for group life insurance (including premiums that are includable in the gross income of the Employee) or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code ss 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee), other than "Elective Contributions."

               Any reference in this Plan to Compensation is a reference to the definition in this Section 1.11, unless the Plan reference specifies a modification to this definition. The Plan Administrator will take into account only Compensation paid for the rele-vant period. A Compensation payment includes Compensation by the Employer through another person under the common paymaster provisions in Code ss 3121 and 3306.

               For Plan Years beginning after December 31, 1988, the annual Compensation of each Participant taken into account under the Plan shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code ss 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the Plan determines Compensation on a period of time that contains fewer than twelve (12) calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins, multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12).

               In determining the Compensation of a Participant for purposes of this limitation, the rules of Code ss 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, for a Plan Year, the combined Compensation of the Employee and such Family Members who are Participants entitled to an allocation for that Plan Year exceeds the $200,000 (or adjusted) limitation, "Compensation" for each such Participant, for purposes of the contribution and allocation provisions of Article IV, means his Adjusted Compensation. "Adjusted Compensation" is the amount which bears the same ratio to the $200,000 (or adjusted) limitation as the affected Participant's Compensation (without regard to the $200,000 Compensation limitation) bears to the combined Compensation of all the affected Participants in the family unit. If the Plan uses permitted disparity, the Plan Administrator must determine the integration level of each affected Family Member Participant prior to the proration of the $200,000 Compensation limitation, but the combined integration level of the affected Participants may not exceed $200,000 (or the adjusted limitation). The combined Excess Compensation of the affected Participants in the family unit may not exceed $200,000 (or the adjusted limitation) minus the affected Participants' combined integration level (as determined under the preceding sentence). If the combined Excess Compensation exceeds this limitation, the Plan Administrator will prorate the Excess Compensation limitation among the affected Participants in the family unit in proportion to each such individual's Adjusted Compensation minus his integration level.

               For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as  defined  in this  Section  1.11 may  elect to  exclude  from
                                          4
          this nondiscrimination definition of Compensation, any items of
          Compensation excludable under Code ss 414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations.

               In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the annual compensation limit set forth under the Omnibus Budget Reconciliation Act of 1993 ("OBRA'93"). The OBRA'93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code ss 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

               For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code ss 401(a)(17) shall mean the OBRA'93 annual compensation limit set forth in this provision.

               If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA'93 annual compensation limit is $150,000.

               1.12 "Contract" means any annuity contract issued pursuant to the terms of the Plan.

               1.13 "Disability" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Plan Administrator considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. The Plan considers a Participant disabled on the date the Plan Administrator determines the Participant satisfies the definition of Disability, based on a determination by the Social Security Administration. The Plan Administrator will apply the provisions of this Section 1.13 in a nondiscriminatory, consistent and uniform manner.

               1.14 "Effective Date" means January 1, 1997, unless otherwise specified.

               1.15 "Employee" means any employee who is compensated on a salaried basis (excluding Self-Employed Individuals, temporary employees and, before January 1, 1995, part-time employees) of the Employer maintaining this Plan, or of any Affiliated Employer which adopts this Plan in accordance with the terms and provisions of
          Section 15.1. Notwithstanding anything herein to the contrary, collectively bargained employees shall not be eligible to participate in the Plan. This exclusion applies to any employee of the Employer included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, unless (a) the collective bargaining agreement requires the employee to be included within the Plan; or (b) the Employer authorizes the unit to participate in the Plan. The term "employee representatives" does not include any organization, more than half the members of which are owners, officers, or executives of the Employer. In addition, nonresident aliens who do not receive any earned income (as defined in Code ss 911(d)(2)) which constitutes U.S. source income (as defined in Code ss 861(a)(3)) are excluded from participation in the Plan.

               1.16 "Employee After-Tax Contributions" mean contributions made by a Participant on a nondeductible after-tax basis, whether voluntary or mandatory, and designated, at the time of contribution, as an Employee (or nondeductible) contribution. Salary Reduction Contributions are not Employee After-Tax Contributions.

               1.17 "Employer" means LADD Furniture, Inc., including any Affiliated Employer which adopts this Plan and becomes a "Participating Employer" hereunder, as defined in Section 15.1, by executing a Participation Agreement to the Plan, and any successor which shall maintain this Plan or any predecessor which has maintained this Plan.

               1.18 "Employer Stock" means common  stock of LADD Furniture,
          Inc.

               1.19 "Employer Stock Fund" means the investment fund under the Plan consisting of Employer Stock.

               1.20 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer.

               1.21 "Entry Date" means the beginning of the first payroll period following an Employee's completion of the eligibility requirements set forth in Section 2.1.

               1.22 "Excluded Employee" mean an employee of the Employer who does not satisfy the definition of Employee in Section 1.15.

               1.23 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               1.24 "Highly Compensated Employee" includes Highly Compen-sated active Employees and Highly Compensated former Employees.

               A Highly Compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:

                    (a) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Code ss 415(d));

                    (b) received Compensation from the Employer in excess of
               $50,000 (as adjusted pursuant to Code ss 415(d)) and was a member of the top-paid group for such year; or

                    (c) was an officer of the Employer and received Compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Code ss 415(b)(1)(A).

                    The term "Highly Compensated Employee" also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year. The number of officers taken into account under clause (c) above will not exceed the greater of three (3) or ten percent (10%) of the total number (after application of Code ss 414(q) exclusions) of Employees, but in no event more than fifty (50) officers. If no officer has satisfied the Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

               For purposes of this Section 1.24, the determination year shall be the Plan Year and the look-back year shall be the twelve (12) month period immediately preceding the determination year.

               A Highly Compensated former Employee includes any Employee who separated from Service (or was deemed to have separated from Service, as determined under Treasury regulations) prior to the determination year, performs no Service for the Employer during the determination year, and was a Highly Compensated active Employee for either the separation  year or any  determination  year  ending  on or after  the
          Employee's  fifty-fifth  (55th)  birthday.  If the  former
                                          7

          Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this Section 1.24 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his fifty-fourth (54th) birthday.

               If an Employee is, during a determination year or look-back year, a Family Member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the five percent (5%) owner or top-ten Highly Compensated Employee shall be aggregated. For purposes of determining Highly Compensated Employees, "Family Member" shall mean a spouse, lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant. In such case, the Family Member and five percent (5%) owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and five percent (5%) owner or top-ten Highly Compensated Employees. This aggregation rule applies to a Family Member even if that Family Member is a Highly Compensated Employee without family aggregation.

               Effective January 1, 1997, a Participant shall be considered to be a Highly Compensated Employee if he (1) was a five-percent owner at any time during the current Plan Year or the preceding Plan Year; or
          (2) had Compensation from the Employer in excess of $80,000 (as adjusted for inflation) during the preceding Plan Year and was in the Top Paid Group. The family aggregation rules described above are not in effect after December 31, 1996.


               1.25 "Hour of Service" means:



                    (a) Each Hour of  Service  for which  the  Employer,  either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties for the Employer. The Hours of Service under this subparagraph
               (a) will be credited to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

                    (b) Each Hour of  Service  for which  the  Employer,  either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence (including maternity or paternity leave), vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty.

               No more than 501 Hours of Service will be credited under this subparagraph (b) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). Hours of Service under this subparagraph (b) will be calculated and credited in accordance with the rules of paragraphs (b) and (c) of Labor Regulation ss 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this subparagraph (b); and

                    (c) Each  Hour of  Service  for back  pay,  irrespective  of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The same Hours of Service will not be credited both under subparagraph (a) or subparagraph (b), as the case may be, and under this subparagraph
               (c).  Hours of Service will be credited  under this  subparagraph
               (c) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made.

               A computation period for purposes of this Section 1.25 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Employee's Hours of Service are being measured.

               Hours of Service will be credited for employment with other members of an affiliated service group (under Code ss 414(m)), a controlled group of corporations (under Code ss 414(b)), or a group of trades or businesses under common control (under Code ss 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code ss 414(o). Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code ss 414(n) or 414(o).

               The Plan Administrator will use in crediting an Employee with Hours of Service the "actual" method based on hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

               1.26  "Insider"   means  any  person  subject  to  the  reporting
          requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended.

               1.27 "Leased Employee" means an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code ss 414(n)(6)) on a substantially full time basis for at least one (1) year and who performs services historically performed by employees in the Employer's business field. Unless the Leased Employee is otherwise
                                          9
           covered in a safe harbor plan as provided below, the Plan treats a Leased Employee as an Employee of the Employer for purposes of determining the number or identity of Highly Compensated Employees, and for purposes of the pension requirements of Code ss 414(n)(3). If a Leased Employee is treated as an Employee by reason of this Section 1.27, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer.

               The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, twenty percent (20%) or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least ten percent (10%) of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the ten percent (10%) contribution on the basis of compensation as defined in Code ss 415(c)(3) plus Elective Contributions (as defined in Section 1.11).

               1.28 "Limitation Year" means the twelve (12) consecutive month period ending on December 31. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a new different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

               1.29 "Matching Contributions" mean contributions made by the Employer on account of a Participant's Salary Reduction Contributions.

               1.30 "Matching Contributions Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Matching Contributions made pursuant to Section
          4.1 of the Plan. The Matching Contributions Account shall be subject to the vesting schedule set forth in Section 5.2 of the Plan.

               1.31  "Named   Fiduciary"   means  the  person,   designated   as
          hereinafter provided, who shall be in charge of the operation and administration of the Plan.

               1.32 "Nonforfeitable" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Account Balance.

               1.33 "Nonhighly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

               1.34 "Normal Retirement Age" means age 65 and "Normal Retirement Date" means the first day of the month following attainment of age 65. A Participant shall become fully vested in his Account Balance upon attaining his Normal Retirement Age, and shall become eligible to receive a distribution of his Account Balance upon his Normal Retirement Date.

               1.35 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.1 and shall have acquired either a forfeitable or Nonforfeitable interest in the Trust Fund pursuant to the provisions of the Plan.

               1.36 "Plan" means the retirement savings plan established or continued by the Employer in the form of this Agreement. All section references within the Plan are Plan section references unless the context clearly indicates otherwise.

               1.37 "Plan Administrator" means the Named Fiduciary with authority to control and manage the operation and administration of the Plan. In addition to its other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure requirements under ERISA as respects this Agreement.

               1.38 "Plan Year" means the twelve (12) consecutive month period ending on December 31.

               1.39 "Qualified Voluntary Employee Contribution Account" means the account established and maintained by the Administrator of each Participant with respect to his total interest in the Plan resulting from the Participant's tax deductible qualified voluntary employee contributions made pursuant to Section 4.25.

               1.40 "Salary Reduction Contributions" mean the contributions made to the Plan by the Employer subject to the election by a Participant to defer receipt of all or any portion of such contribution by a reduction in his Compensation, pursuant to the terms and provisions of
          Section 4.2. Salary Reduction Contributions are 100% Nonforfeitable at all times and are subject to the distribution restrictions described in Section 6.11.

               1.41 "Service" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. "Separation from Service" means the Employee no longer has an employment relationship with the Employer maintaining this Plan.

               1.42 "Taxable Year" means the twelve (12) consecutive month period ending December 31. If, at any time, the term "Employer" shall include more than one separate entity and all such separate entities shall not have the same fiscal year, then such fiscal year
                                          11
          of each separate entity shall be the "Taxable Year" for each such separate entity.

               1.43 "Trust" means the legal entity created under the Employer's Plan by which the contributions to the Plan shall be received, held, invested and disbursed to or for the benefit of Plan Participants or Beneficiaries.

               1.44 "Trust Fund" means all property of every kind held or acquired by the Employer's Plan, other than incidental benefit insurance contracts, together with all income, profits or increments thereon.

               1.45 "Trustee" means the person(s), corporation, association, or combination of them, who as Trustee execute the Trust Agreement, or any successor in office who in writing accepts the position of Trustee.

               1.46 "Valuation Date" means each day of the Plan year, as of which Plan allocations may be made and Accounts are valued, which dates shall be in addition to the Plan's Adjustment Date.

               1.47 "Year of Service" means any Plan Year in which the Participant earns at least one Hour of Service during each calendar month during the Plan year (including service from the date the individual first becomes an Eligible Employee until the date the individual first becomes a Participant. Furthermore, Years of Service completed by any Employee with any corporation, partnership, or proprietorship which is a member of a controlled group of corporations within the meaning of Code ss 1563(a), determined without regard to Code ss 1563(a)(4) and 1563(e)(3)(C), or is a member of an affiliated service group with the Employer, or has adopted the Plan as a Participating Employer, in accordance with Section 15.1, shall be recognized as Years of Service with any other Employer.


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

               2.1 PARTICIPATION OF EMPLOYEES ON EFFECTIVE DATE. All Participants in the Plan or in any qualified plan merged into this Plan on December 31, 1996 shall continue as Participants in the Plan as of the Effective Date.

               2.2 PARTICIPATION OF EMPLOYEES AFTER EFFECTIVE DATE. Each Employee who becomes employed by the Company on or after January 1, 1997 shall become a Participant as of the Entry Date coincident with or next following his attainment of age 21 and completion of 30 days of employment.

               Leased Employees and temporary employees are not eligible to participate in the Plan. Effective January 1, 1995, a part-time Employee shall participate in the Plan during a Plan Year if (1) he satisfies the normal requirements for participation; and (2) completes 1,000 Hours of Service in the Plan Year.

               The Plan Administrator shall notify an Employee of his eligibility to participate in the Plan prior to the date an Employee becomes eligible to participate. An eligible Employee may begin contributing to the Plan by submitting to the Plan Administrator an authorization to make payroll deductions for his contributions to the Plan 15 days prior to the Entry Date on which he may commence participation in the Plan. Authorizations will remain in force unless specifically modified or revoked by the Participant.

               2.3 STATUS DURING LEAVE OF ABSENCE. If a Participant is on an authorized leave of absence, including but not limited to, any leave of absence pursuant to the Family and Medical Leave Act of 1993, he shall continue to remain a Participant during such leave of absence. During an authorized leave of absence, however, no Employer contributions shall be allocated to the credit of the Participant's Account, except upon the basis of such Compensation as the Participant may receive from the Employer during the leave of absence. A Participant on a leave of absence may receive credit for purposes of eligibility, vesting and allocation purposes as provided by the Family and Medical Leave Act of 1993, as determined by the Plan Administrator in its discretion. For purposes of the Plan, if a Participant does not return to the employ of the Employer on or prior to the expiration of the leave of absence, it shall be conclusively presumed that his employment was terminated as of the date of the expiration of such leave of absence. If, however, the death of such Participant occurs prior to the expiration of such leave of absence, the death benefit provided in Section 1.7 shall be payable to the Participant's designated Beneficiary.

               2.4 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment with the Employer terminates will re-enter the Plan as a Participant on the date of his re-employment. An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions shall be treated as a new Employee upon his re-employment.

               2.5 CHANGE IN EMPLOYEE STATUS. If a Participant has not incurred a Separation from Service but ceases to be eligible to participate in the Plan by reason of ceasing to be a salaried Employee, the Plan
          Administrator must treat the Participant as an Excluded Employee during the period such a Participant is not eligible. The Plan Administrator determines a Participant's shar-ing in the allocation of Employer contributions by disregarding his Compensation paid by the Employer for services rendered in his capacity as an Excluded Employee. However, during such period of exclusion, the Participant's Account continues to share fully in Trust Fund allocations under Section 10.8. If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.1 and would have been a Participant had he not been an Excluded Employee during his period of Service. Matching Contributions made under another 401(k) plan maintained by the Employer shall offset any Matching Contributions otherwise due under this Plan.

               2.6 INCLUSION OF INELIGIBLE EMPLOYEE. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made and shall be used to reduce the Employer's Matching Contribution obligation.

               2.7   OMISSION OF ELIGIBLE EMPLOYEE.   If, in any Plan Year,
          any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

               2.8 PARTICIPATION DURING MILITARY SERVICE. If an Employee departs for military service after providing advance notice to the Employer; returns to employment with the Employer within five (5) years of the date he terminated active employment; and is not dishonorably discharged from the military, such Employee shall be treated as a Participant during the same period of time he would have been a Participant in the Plan had he not departed for military service. As a "deemed Participant," such Employee shall be entitled to receive contributions under the Plan based on the amount of contributions that would have been made on his behalf had he remained in active employment with the Employer. The Employee's Compensation shall be determined based on the amount of Compensation the Employee would have received from the Employer but for the military service absence.

                                   ARTICLE III
                            PARTICIPANT CONTRIBUTIONS

               3.1 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. Prior to January 1, 1991, certain Participants could elect to make voluntary nondeductible contributions to the Plan on an after-tax basis. Such Employee After-Tax Contributions shall be separately accounted for at all times as the Participant's "After-Tax" Account. Any voluntary nondeductible Employee After-Tax Contributions made after December 31, 1986 are required to satisfy the requirements of Code ss 401(m), in accordance with Section 4.15 of the Plan. Participant nondeductible contributions under the Plan shall be deducted on an after-tax basis from the Participant's paycheck. Upon the Participant's Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits under the Plan, the fair market value of the voluntary nondeductible Employee After-Tax Contributions shall be used to provide additional benefits to the Participant or his beneficiary. Employee After-Tax Contributions are not permitted after June 30, 1991.

               3.2  ROLLOVER CONTRIBUTIONS.

                    (a) Any Employee who receives a lump sum distribution as
               defined by Code ss 402(e)(4)(A), or a qualified total distribution as defined by Code ss 402(a)(5) (E)(i), the maximum amount of which constitutes the balance to the credit of the Employee in the qualified plan reduced by nondeductible Employee Contributions (other than accumulated deductible Employee Contributions within the meaning of Code ss 72(o)(5)), may roll over such distribution into this Plan, in whole or in part, either directly from such other qualified plan, or by the Employee individually, or through the medium of a conduit individual retirement account or individual retirement annuity, provided such distribution qualifies for tax-free rollover treatment within the meaning of Code ss 402 or 403, and subject to the following requirements and limitations:

                         (1) Any rollover of a distribution from a prior qualified plan into this Plan must occur within sixty (60) days after the Employee receives the distribution from the qualified plan.

                         (2) If a conduit individual retirement account or individual retirement annuity is used, no amount in the individual retirement account or individual retirement annuity may be attributable to a source other than a qualified total distribution or a lump sum distribution from a qualified plan.

                    (b) The Trustee will invest rollover  contributions  as part of the Trust Fund, however, a Participant's rollover contribution Account shall remain separately accounted for at all times. The Participant, from time to time, may direct the Trustee in writing, in the form and manner prescribed by the Plan Administrator, in its discretion, as to the investment of his rollover Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a rollover contribution in the same manner as any Employer contribution made to the Trust. A rollover contribution is not an Annual Addition under Article IV.

                    (c) If an  Employee  makes a  rollover  contribution  to the
               Trust prior to satisfying the Plan's eligibility conditions, the Plan Administrator and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of making contributions or sharing in Employer contributions under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his rollover contribution Account to him as if it were an Employer contribution Account.


               3.3  TRUSTEE-TO-TRUSTEE TRANSFERS TO THE PLAN.

                    (a) The Employer shall permit  trustee-to-trustee  transfers to be made to the Plan. If a Participant of the Plan is or was previously a participant of another plan qualified under Code ss 401(a), including another qualified plan of the Employer, the Trustee shall be authorized to accept the balance to the credit of the Participant if transferred by the trustee of such other plan upon the following conditions:

                         (1)  the trustee of  the other plan is  authorized
                    to  distribute  the  balance   to  the  credit  of  the
                    Participant in the other plan;

                         (2) for record-keeping and accounting purposes, the transferred account of the Participant shall be separately accounted for; and

                         (3) the balance to the credit of the Participant transferred to this Plan shall not in any way reduce any obligations of the Employer under this Plan.

                    (b) The Plan Administrator may direct the Trustee to transfer as a direct trustee-to-trustee transfer the balance to the credit of a Participant to the trustee of another qualified plan, if the trustee of the other plan is authorized to accept such a transfer.

               3.4 NONFORFEITABILITY OF PARTICIPANT CONTRIBUTIONS. A Participant's Account Balance is, at all times, one hundred percent (100%) Nonforfeitable to the extent the value of his Account Balance is derived from his Participant contributions described in this
          Article III.

               3.5 PARTICIPANT CONTRIBUTIONS - ACCOUNT BALANCE. The Trustee must maintain a separate Account(s) in the name of each Participant to reflect the Participant's Account Balance under the Plan derived from his Participant contributions. A Participant's Account Balance derived from his Participant contributions as of any applicable date is the balance of his separate Participant contribution Account(s).

                                   ARTICLE IV
                             EMPLOYER CONTRIBUTIONS

          Part 1 - Amount of Employer Contributions and Plan Allocations

               4.1  EMPLOYER  CONTRIBUTIONS.    For  each  Plan  Year,  the
          Employer,  from  its  records,   determines  the  amount  of  any
          contributions to be made by it to the Trust in accordance with Sections 4.2 and 4.3. The Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participant's Maximum Permissible Amount, as defined in
          Section 4.24(i).

               To make allocations under the Plan, the Plan  Administrator  must establish a Before-Tax Account, and a Matching Contributions Account for each Participant, and any other accounts which the Plan Administrator may deem necessary from time to time.

               4.2 CODE ss 401(k) ARRANGEMENT. The Plan Administrator will allocate to each Participant's Before-Tax Account the amount of Salary Reduction Contributions the Employer makes to the Trust on behalf of the Participant.

                    (a) Salary Reduction  Arrangement.  Any Employee eligible to participate in the Plan may file a salary reduction agreement with the Plan Administrator to defer 1- 15% (in whole percentage increments) of his Compensation earned during the pay period for which the election is in effect. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article II); or (ii) the execution date of the Employee's salary reduction agreement. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.11) or percentage of Compensation the Employee wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation), including cash bonuses received within two and one-half months following the end of the Plan Year. The Plan Administrator may adopt uniform and nondiscriminatory rules and restrictions applicable to the Employees' salary reduction agreements.

                    (b) Any cash bonus attributable to services performed by the
               Participant for the Employer during a given Plan Year and which are received by the Participant on or before two and one-half months following the end of the Plan Year shall be subject to the salary reduction agreement of such Employee in effect for the Plan Year during which the bonus payment is received. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executed such election.

               4.3  MATCHING CONTRIBUTIONS.

                    (a)  Basic  Matching Contribution.   The Employer shall
          make  a  Matching  Contribution  on behalf  of  each  Participant actively employed on the last business day of a calendar quarter equal to 50% of each Participant's Salary Reduction Contributions for such quarter on up to the first 4% of Compensation.

                    (b) Supplemental Matching Contributions. The Employer shall make a supplemental Matching Contribution on behalf of each Participant actively employed on the last day of the Plan Year equal to the percentage of each Participant's Salary Reduction Contributions for such Plan Year up to the first 4% of Compensation. The amount of the supplemental Matching Contribution shall be determined in accordance with the following schedule:


                     EBIT (less all
                Matching Contributions)/      Amount of Supplemental
                     Net Sales in              Matching Contribution
                       Plan Year
                        7.0%                         12.5%

                        7.5%                         25.0%

                        8.0% or more                 50.0%


                    (c) Form of Matching Contributions. The Employer shall make Matching Contributions in the form of cash or Employer Stock, as determined in its discretion; provided, however, that all Matching
          Contributions made after the Effective Date shall be invested in Employer Stock in accordance with Section 8.5. The

          Plan Administrator will allocate Matching Contributions to the Matching Contributions Account of each Participant.

               4.4 ACCRUAL OF BENEFIT. The Plan Administrator will determine the amounts to be contributed to the Plan on the basis of the Plan Year. The Compensation the Plan Administrator is to take into account in allocating an Employer Contribution to a Participant's Account for the Plan Year in which the Employee first becomes a Participant shall be Compensation earned after an Employee becomes a Participant. For all other Plan Years, the Plan Administrator will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant. Notwithstanding anything herein to the contrary, the Plan Administrator must take into account the Employee's entire Compensation for a Plan Year to determine whether the Plan satisfies the top-heavy minimum allocation requirement of Section 17.4.


               4.5  RETURN OF EMPLOYER CONTRIBUTIONS.

                    (a) The Employer  contributes  to this Plan on the condition that its contribution is not due to a mistake of fact and that the Internal Revenue Service will provide a favorable letter of determination on the initial qualification of the Plan and will not disallow the deduction for its contribution. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code ss 404, as well as all amounts contributed by the Employer if the Plan is denied its initial contribution. The Trustee will not return any portion of the Employer's contribution under the provisions of this
               Section 4.5 more than one (1) year after:


                         (1) The Employer made the contribution by mistake of fact; or

                         (2)  The  disallowance  of the  contribution  as a
                    deduction,  and  then,  only   to  the  extent  of  the
                    disallowance.

                    (b) The Trustee will not increase the amount of the Employer contribution returnable under this Section 4.5 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

               4.6 TIME OF PAYMENT OF CONTRIBUTION. The Employer shall make Salary Reduction Contributions to the Trust within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant. Furthermore, the Employer must make Salary Reduction Contributions and Employer Matching Contributions no later than the time prescribed by the Code or by applicable Treasury regulations. Salary Reduction Contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code. Subject to the consent of the Trustee, the Employer may make its contribution in property rather than in cash, provided that the contribution of property is not a prohibited transaction under the Code or under ERISA.


          Part 2 - Limitations on Allocations

               4.7  ANNUAL SALARY REDUCTION CONTRIBUTION LIMITATION.

                    (a) An Employee's Salary Reduction Contributions for a
               calendar year may not exceed the Code ss 402(g) limitation. The Code ss 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to a salary reduction agreement or pursuant to a cash or deferred election, the Employer determines the Employee's Salary Reduction Contributions to the Plan for a calendar year would exceed the Code ss 402(g) limitation, the Employer will suspend the Employee's salary reduction agreement, if any, until the following January 1 and pay in cash to the Employee the portion of a cash or deferred election which would result in the Employee's Salary Reductions for the calendar year exceeding the Code ss 402(g) limitation. If the Plan Administrator determines that an Employee's Salary Reduction Contributions already contributed to the Plan for a calendar year exceed the Code ss 402(g) limitation, the Plan Administrator will distribute the amount in excess of the Code ss 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Plan Administrator distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Plan Administrator will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions, if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

                    (b) If an Employee  participates in another plan under which he makes  Salary  Reduction  Contributions pursuant  to a Code ss
               401(k)  arrangement,   Salary  Reduction  Contributions  under  a
               Simplified Employee Pension, or Salary Reduction Contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Plan Administrator a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee's Salary Reduction Contributions under this Plan which are excess deferrals. If the Plan Administrator receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph.



               4.8 ALLOCABLE INCOME ATTRIBUTABLE TO EXCESS SALARY REDUCTIONS. For purposes of making a distribution of excess deferrals pursuant to this Section, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral. Allocable income shall include the "gap period" income measured from the beginning of the calendar year following the calendar year of the excess deferral to the date of the distribution. If the distribution of the excess deferral occurs during the calendar year in which the Employee made the excess deferral, the Plan Administrator will treat as a "gap period" the period from the first day of that calendar year to the date of the distribution. The Plan Administrator will determine allocable income in the same manner as described in Section 4.13 for excess contributions, except the numerator of the allocation fraction will be the amount of the Employee's excess deferrals and the denominator of the allocation fraction will be the Employee's Account Balance attributable to his Salary Reduction Contributions.

               4.9 ACTUAL SALARY REDUCTION PERCENTAGE ("ADP") TEST. For each Plan Year, the Plan Administrator must determine whether the Plan's Code ss 401(k) arrangement satisfies either of the following ADP tests:

                    (a) The  average ADP for those  Participants  who are Highly
               Compensated Employees (the "Highly Compensated Group") does not exceed 1.25 times the average ADP of those Participants who are Nonhighly Compensated Employees (the "Nonhighly Compensated Group"); or

                    (b) The  average ADP for the Highly  Compensated  Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 4.20) and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group.

               4.10 CALCULATION OF AVERAGE SALARY REDUCTION PERCENTAGE.

                    (a) The average ADP for a group is the average (expressed as percentage calculated to the nearest one-hundredth (1/100) of one percent (1%)) of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio (expressed as percentage calculated to the nearest one-hundredth (1/100) of one percent (1%)) of the Eligible Employee's Salary Reduction Contributions for the Plan Year to the Employee's Compensation for the Plan Year. For aggregated Family Members, as defined in Section 1.24, treated as a single Highly Compensated Employee, the ADP of the family unit is the greater of: (i) the ADP determined by combining the Salary Reduction Contributions and Compensation of the Family Members who are Highly Compensated Employees without family aggregation; or (ii) the ADP determined by combining the Salary Reduction Contributions and Compensation of all aggregated Family Members. A Nonhighly Compensated Employee's ADP does not include Salary Reduction Contributions made to this Plan or to any other Plan maintained by the Employer, to the extent such Salary Reduction Contributions exceed the Code ss 402(g) limitation described in Section 4.7.

                    (b) The Plan Administrator may determine (in a manner consistent with Treasury regulations) the ADPs of the Eligible Employees by taking into account Matching Contributions made to this Plan or to any other qualified Plan maintained by the Employer if the Matching Contributions are made Nonforfeitable and subject to the distribution restrictions in Section 6.11. For Plan Years beginning after December 31, 1989, the Plan Administrator may not include in the ADP test any Matching Contributions under another qualified plan unless that plan has the same plan year as this Plan. The Plan Administrator must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used Matching Contributions to satisfy the test.

                    (c) To determine the ADP of any Highly Compensated Employee, the Salary Reduction Contributions taken into account must include any elective Salary Reductions made by the Highly Compensated Employee under any other Code ss 401(k) arrangement maintained by the Employer, unless the elective Salary Reductions are to an ESOP. If the plans containing the Code ss 401(k) arrangements have different plan years, the Plan Administrator will determine the combined Salary Reduction Contributions on the basis of the plan years ending in the same calendar year.

                    Effective  for Plan Years  beginning on or after  January 1,
               1997, the  non-discrimination  testing  described in this Section

               4.10 shall be performed by reference to data for the previous Plan Year.


               4.11 AGGREGATION OF CERTAIN CODE ss 401(k) ARRANGEMENTS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code ss 401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Plan Administrator also may elect to aggregate the Code ss 401(k) arrangements under plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1989, an aggregation of Code ss 401(k) arrangements under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Plan Administrator may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

               4.12  CHARACTERIZATION OF EXCESS  CONTRIBUTIONS.  If, pursuant to
          Section 4.11, the Plan Administrator has elected to include Matching Contributions in the average ADP, the Plan Administrator will treat excess contributions as attributable proportionately to Salary Reduction Contributions and to Matching Contributions allocated on the basis of those Salary Reduction Contributions. The Plan Administrator will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as determined in Section 4.8), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

               4.13 DISTRIBUTION OF EXCESS CONTRIBUTIONS.

                    (a) If the Plan  Administrator  determines the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of Salary Reduction Contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Plan Administrator will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Plan Administrator will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP to the next highest ADP, then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP level (including the ADP of the Highly Compensated Employee(s) whose ADP the Plan Administrator already has reduced), and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test. If the Highly Compensated Employee is part of an aggregated family group, the Plan Administrator, in accordance with the applicable Treasury regulations, will determine each aggregated Family Member's allocable share of the excess contributions assigned to the family unit.

                    Effective  for Plan Years  beginning on or after  January 1,
               1997, the distribution of excess contributions (and excess aggregate contributions under the average contribution percentage ("ACP") test) shall be made on the basis of the amount of contribution  by,  or  on  behalf  of,  each  Highly  Compensated
               Employee. Excess contributions (and excess aggregate contributions) are considered to be attributable first to those Highly-Compensated Employees who have the greatest dollar amount of Salary Reduction Contributions, regardless of the ADP of any particular Employee or Employees.

                    (b) To determine the amount of the  corrective  distribution required under this Section, the Plan Administrator must calculate the allocable income for the Plan Year in which the excess contributions arose. Allocable income shall include the "gap period" income measured from the beginning of the Plan Year following the Plan Year of the excess contribution to the date of the distribution. "Allocable income" means net income or net loss. The Plan Administrator will calculate allocable income for the Plan Year by: (1) first determining the net income or net loss for the Plan Year on the Highly Compensated Employee's Account Balance attributable to Salary Reduction Contributions; and (2) then multiplying this net income or net loss by the following fraction:

                   Amount of the Highly Compensated Employee's
                              Excess Contributions
                   -------------------------------------------
                         Account Balance attributable to
                         Salary Reduction Contributions

                    (c) The Account  Balance  attributable  to Salary  Reduction
               Contributions includes the Account Balance attributable to Matching Contributions taken into account in the ADP test for the Plan Year or for any prior Plan Year. For purposes of the denominator of the fraction, the Plan Administrator will calculate the Account Balance attributable to Salary Reduction Contributions as of the last day of the Plan Year (without regard to the net income or net loss for the Plan Year on that Account Balance).

                    (d) To calculate  allocable income for the "gap period," the
               Plan Administrator will perform the same calculation as described in paragraph (b) above, except in clause (1) the Plan Administrator will determine, as of the last day of the month preceding the date of distribution, the net income or net loss for the "gap period" and in clause (2) will calculate the Account Balance attributable to Salary Reduction Contributions as of the day before the distribution. If the Plan does not perform a valuation on the last day of the month preceding the date of distribution, the Plan Administrator, in lieu of the calculation described in this paragraph, will calculate allocable income for each month in the "gap period" as equal to 10% of the allocable income for the Plan Year. Under this alternate calculation, the Plan Administrator will disregard the month in which the distribution occurs, if the Plan makes the distribution no later than the 15th day of that month.

               4.14 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. For Plan Years beginning after December 31, 1986, the Plan Administrator must determine whether the annual Employer Matching Contributions (other than Matching Contributions used in the ADP under Section 4.11), if any, and the Contributions, if any, satisfy either of the following ACP tests:

                    (a) The ACP for those Participants who are Highly Compensated Employees (the "Highly Compensated Group") does not exceed 1.25 times the ACP of those Participants who are Nonhighly Compensated Employees (the "Nonhighly Compensated Group"); or

                    (b) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two (2) percentage points (or the lesser percentage permitted by the multiple use limitation in Section 4.20) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

               4.15 CALCULATION OF AVERAGE CONTRIBUTION PERCENTAGE.

                    (a) The ACP for a group is the average (expressed as a percentage calculated to the nearest one-hundredth (1/100) of one percent (1%)) of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio (expressed as a percentage calculated to the nearest one-hundredth (1/100) of one percent (1%)) of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are Employer Matching Contributions (other than Matching Contributions used in the ADP test under

               Section 4.11) and Employee Contributions (as defined in Section 1.16) made under the Plan on behalf of the Participant for a Plan Year. Such aggregate contributions shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Salary Reductions, excess contributions or excess aggregate contributions. 'Total Compensation' means Compensation as defined by Code ss 414(s), without regard to the reductions in compensation provided by Code ss 125, 402(a)(8), 402(h)(1)(B) and 403(b), which for Plan Years beginning on or after December 31, 1988, shall not exceed $200,000, adjusted pursuant to Code ss 401(a)(17). For aggregated Family Members, as defined in Section 1.24, treated as a single Highly Compensated Employee , the contribution percentage of the family unit is the greater of: (i) the contribution percentage determined by combining the aggregate contributions and Compensation of the Family Members who are Highly Compensated Employees without family aggregation; or (ii) the contribution percentage determined by combining the aggregate contributions and Compensation of all aggregated Family Members.

                    (b) The  Plan  Administrator,  in a manner  consistent  with
               Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account Salary Reduction Contributions made to this Plan or to any other qualified Plan maintained by the Employer. The Plan Administrator may not include Salary Reduction Contributions in the ACP test, unless the Plan which includes the Salary Reduction Contributions satisfies the ADP test both with and without the Salary Reduction Contributions included in this ACP test. For Plan years beginning after December 31, 1989, the Plan Administrator may not include in the ACP test any Salary Reduction Contributions under another qualified plan unless that plan has the same plan year as this Plan. The Plan Administrator must maintain records to demonstrate compliance with the ACP test, including the extent to which the Plan used Salary Reduction Contributions to satisfy the test.

                    (c) To determine the  contribution  percentage of any Highly
               Compensated Employee, the aggregate contributions taken into account must include any Matching Contributions (other than Matching Contributions used in the ADP test) and any Employee Contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Plan Administrator will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

               4.16 AGGREGATION OF CERTAIN PLANS. If the Employer treats two (2) plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Plan Administrator also may elect to aggregate plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1989, an aggregation of plans under this Section does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Plan Administrator may not aggregate an ESOP (or the ESOP portion of plan) with a non-ESOP plan (or non-ESOP portion of a plan).

               4.17 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

                    (a) The Plan  Administrator  will determine excess aggregate contributions  after  determining  excess deferrals under Section
               4.7 and excess contributions under Section 4.12. If the Plan Administrator determines the Plan fails to satisfy the ACP test for a Plan Year, it must distribute the excess aggregate contributions, as adjusted for allocable income. However, the Employer will incur an excise tax equal to ten percent (10%) of the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first two and one-half (2-1/2) months of that next Plan Year.

                    (b) The  excess  aggregate  contributions  are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test. The Plan Administrator will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Plan Administrator will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage to the next highest contribution percentage, then, if necessary, reducing the contribution percentage of the Highly Compensated Employees(s) at the next highest contribution percentage level (including the contribution percentage of the Highly Compensated Employees(s) whose contribution percentage the Plan Administrator already has reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. If the Highly Compensated Employee is part of an aggregated family group, the Plan Administrator, in accordance with the applicable Treasury regulations, will determine each aggregated Family Member's allocable share of the excess aggregate contributions assigned to the family unit.

                    (c) To determine the amount of the  corrective  distribution
               required  under  this  Section,   the  Plan   Administrator  must
               calculate the allocable income for the Plan Year in which the excess aggregate contributions arose. Allocable income shall include the "gap period" income measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. The Plan Administrator will determine allocable income in the same manner as described in
               Section 4.13 for excess contributions, except the numerator of the allocation fraction will be the Highly Compensated Employee's excess aggregate contributions and the denominator of the allocation fraction will be the Employee's Account Balance attributable to aggregate contributions and, if applicable, to Salary Reduction Contributions included in the ACP test for the Plan Year or for any prior Plan Year.

               4.18 CHARACTERIZATION OF EXCESS AGGREGATE CONTRIBUTIONS. The Plan Administrator will treat a Highly Compensated Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his Employee Contributions which are voluntary contributions, if any; (2) then as Matching Contributions allocable with respect to excess contributions determined under the ADP test described in Section 4.9; (3) then on a pro rata basis to Matching Contributions and to the Salary Reduction Contributions relating to those Matching Contributions which the Plan Administrator has included in the ACP test; and (4) last on a pro rata basis to Mandatory Contributions, if any, and to the Matching Contributions allocated on the basis of those Mandatory Contributions.

               4.19 MULTIPLE USE LIMITATION. For Plan Years beginning after December 31, 1988, if at least one Highly Compensated Employee is includable in the ADP test under Section 4.9 and in the ACP test under
          Section 4.14, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.

               The multiple use limitation is the greater of:

                    (a)  the sum of:

                         (1) 125% of the greater of: (A) the ADP of the Nonhighly Compensated Group under the Code ss 401(k) arrangement; or (B) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan year of the Code ss 401(k) arrangement; and

                         (2) 2% plus the lesser of (1)(A) or (1)(B), but not more than twice the lesser of (1)(A) or (1)(B); or

                    (b)  the sum of:

                         (1)  125%  of the lesser of:   (A) the  ADP of the
                    Nonhighly Compensated Group under the Code ss 401(k) arrangement; or (B) the ACP of the Nonhighly Compensated Group
                                          28
                    for the Plan Year beginning with or within the Plan Year of the Code ss 401(k) arrangement; and

                         (2) 2% plus the  greater of (1)(A) or  (1)(B),  but not
                    more than twice the greater of (1)(A) or (1)(B).

               The Plan  Administrator will determine whether the Plan satisfies the multiple use limitation  after applying the ADP test under Section
          4.9 and the ACP test under Section 4.14 and after making any corrective distributions required by those Sections. If, after applying this Section 4.19, the Plan Administrator determines the Plan has failed to satisfy the multiple use limitation, the Plan Administrator will correct the failure by treating the excess amount as excess aggregate contributions under Section 4.18. This Section
          4.19 does not apply unless, prior to application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds one hundred twenty-five percent (125%) of the respective percentages for the Nonhighly Compensated Group.

               4.20  LIMITATIONS ON ALLOCATIONS.  The amount of Annual Additions which may be credited under this Plan on a Participant's behalf for a Limitation Year may not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the amount the Employer otherwise would contribute or allocate to the
          Participant's Account would cause the Annual Addition for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution or allocation so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 4.23) to the Participant's Account, the Plan Administrator will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

               4.21 DETERMINATION OF MAXIMUM PERMISSIBLE AMOUNT.

                    (a) Prior to the determination of the Participant's actual
               Compensation for a Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce any Employer contributions based on estimated annual Compensation by any Excess Amounts carried over from prior years.

                    (b) As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

                    (c) Effective for the Plan Year  beginning  January 1, 1998, for purposes of calculating the maximum permissible amount, "compensation" shall include Salary Reduction Contributions, elective contributions to a nonqualified deferred compensation arrangement under Code Section 457, and salary reduction contributions to a cafeteria plan under Code section 125.

               4.22 ELIMINATION OF EXCESS AMOUNT. If, pursuant to Section 4.21, there is an Excess Amount with respect to a Participant for a Limitation Year, the Plan Administrator will dispose of such Excess Amount as follows:

                    (a)  The  Plan   Administrator  will  return  any  voluntary
               Employee Contributions to the Participant to the extent the return would reduce the Excess Amount.

                    (b) If, after the application of subparagraph  (a) above, an
               Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Plan Administrator will use the Excess Amount(s) to reduce future Employer contributions under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant.

                    (c) If, after the application of subparagraph  (b) above, an
               Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Plan Administrator will hold the Excess Amount unallocated in a suspense account. The Plan Administrator will apply the suspense account to reduce Employer contributions for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

                    (d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or Participant contributions may be made to the Plan for that Limitation Year.

                    (e) The Plan  Administrator  will not  distribute any Excess
               Amount(s) to Participants or to former Participants.

               4.23 DEFINED BENEFIT PLAN LIMITATION. If the Employer maintains a qualified defined benefit plan, or has ever maintained a qualified defined benefit plan covering any Participant in the Plan, then the sum of the defined benefit plan fraction and the defined contribution plan fraction, as defined in Section 4.24(n), for any Participant for any Limitation Year must not exceed 1.0. The Plan will satisfy this limitation by reducing allocations to the Participant under this Plan to the extent necessary. The Plan will satisfy the top-heavy requirements of Code ss 416 after taking into account the existence (or prior maintenance) of the defined benefit plan by making any necessary additional contributions under this Plan.

               4.24 DEFINITIONS - ARTICLE IV. For purposes of Article IV, the following terms means:

                    (a) "Annual Addition" - The sum of the following amounts
               allocated on behalf of a Participant for a Limitation Year: (1) Employer contributions; and (2) Participant contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code ss 401(k), Excess Aggregate Contributions described in Code ss 401(m) and excess deferrals described in Code ss 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 4.23. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code ss 415(1)(2)) included as part of a pension or annuity plan maintained by the Employer are treated as Annual Additions. Furthermore, amounts derived from contributions paid or accrued after December 31, 1985, for Taxable Years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code ss 419A(d)(3)) under a welfare benefit fund (as defined in Code ss 419(e)) maintained by the Employer are treated as Annual Additions to a defined contribution plan. For purposes of this Section 4.24(a), any Excess Amount applied pursuant to
               Section 4.24(n) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

                    (b) "Average contribution percentage" shall mean the average of the aggregate contributions of the Eligible Employees in a group.


                    (c) "Eligible  Employee" means, for purposes of the ADP test described in Section 4.9, an Employee who is eligible to enter into a salary reduction agreement for the Plan Year, irrespective of whether he actually enters into such an agreement. For purposes of the ACP test described in Section 4.14, an "Eligible" means a Participant who is eligible to receive an allocation of Matching Contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of Matching Contributions) and a Participant who is eligible to make nondeductible contributions, irrespective of whether he actually makes nondeductible contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make Salary Reduction Contributions or nondeductible contributions following a hardship distribution.

                    (d) "Employer" - The Employer and any Affiliated  Employers.
               Solely for purposes of applying the limitations on allocations in this Article IV, the Plan Administrator will determine Affiliated Employers described in Section 15.1 by modifying Code ss 414(b) and (c) in accordance with Code ss 415(h).

                    (e) "Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                    (f) "Defined  Contribution  Dollar Limitation" - $30,000 or,
               if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code ss 415(b)(1) as in effect for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Years, the Plan Administrator will multiply the Defined Contribution Dollar Limitation by the following fraction:

                  Number of months in the short Limitation Year
                  --------------------------------------------
                                       12

                    (g) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.24 of the Plan. Employee Family Members aggregated as a single Employee under
               Section 1.24 constitute a single Highly Compensated Employee, whether a particular Family Member is a Highly Compensated Employee or a Nonhighly Compensated Employee without the application of family aggregation.

                    (h) "Master or Prototype Plan" - A plan the form of which is the subject to a favorable notification letter or a favorable opinion letter from the Internal Revenue Service.


                    (i) "Maximum Permissible Amount" - The lesser of (1) the
               defined contribution dollar limitation, or (2) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year. The Compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Code ss 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code ss 415(l)(1) or 419A(d)(2).

                    (j) "Nonhighly Compensated Employee" means an Eligible Employee who is not a Highly Compensated Employee and who is not a Family Member treated as a Highly Compensated Employee.

                    (k) "Defined  contribution  plan" - A retirement  plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's Account, and any income, expenses, gains or losses, and any forfeitures of accounts of other Participants which the Plan may allocate to such Participant's Account. The Plan Administrator must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations on allocations in this
               Article IV, the Plan Administrator will treat Participant contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Plan Administrator also will treat as a defined contribution plan an individual medical account (as defined in Code ss 415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for Taxable Years ending after December 31, 1985, a welfare benefit fund under Code ss 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code ss 419A(d)(3)).

                    (l) "Defined  benefit  plan" - A retirement  plan which does not provide for individual accounts for Employer contributions. The Plan Administrator must treat all defined benefit plans
               (whether or not terminated) maintained by the Employer as a single plan.

                    (m) "Defined benefit plan fraction" - A fraction, the
               numerator of which is the sum of projected annual benefits of the Participant under the defined benefit plan(s) maintained by the Employer (whether or not terminated), and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under Code ss 415(b) and (d) for the Limitation Year, or one hundred forty percent (140%) of the Participant's average Compensation for his high three (3) consecutive Years of Service, including any adjustments under Code ss 415(b).

                    To determine  the  denominator  of this  fraction,  the Plan
               Administrator will make any adjustment required under Code ss 415(b) and will determine a Year of Service as a Plan Year in which the Employee completed at least 1,000 Hours of Service. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

                    If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's current Account Balance. A Participant's current Account Balance is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This current Account Balance rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code ss 415 as in effect at the end of the 1986 Limitation Year.

                    (n) "Defined contribution plan fraction" - A fraction, the numerator of which is the sum, as of the close of the Limitation Year, of the Annual Additions to the Participant's Account under the defined contribution plan(s) maintained by the Employer (whether or not terminated) for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible Employee Contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code ss 419(e), and individual medical accounts, as defined in Code ss 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of Service with the
               Employer: one hundred twenty-five percent (125%) of the dollar limitation in effect under Code ss 415(b) and (d) in effect under Code ss 415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or thirty-five percent (35%) of the Participant's Compensation for the Limitation Year.

                    For purposes of determining  the defined  contribution  plan fraction, the Plan Administrator will not recompute Annual Additions in Limitation Years beginning prior to January 1, 1987, to treat all Participant contributions as Annual Additions. If the Plan satisfied Code ss 415 for Limitation Years beginning prior to January 1, 1987, the Plan Administrator will redetermine the defined contribution plan fraction and the defined benefit plan fraction as of the end of the 1986 Limitation Year, in accordance with this Section. If the sum of the redetermined fractions exceeds 1.0, the Plan Administrator will subtract permanently from the numerator of the defined contribution plan fraction, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of the defined contribution plan fraction. In making the adjustment, the Plan Administrator must disregard any accrued benefit under the defined benefit plan which is in excess of the current Account Balance. This Plan continues any transitional rules applicable to the determination of the defined contribution plan fraction under the Employer's Plan as of the end of the 1986 Limitation Year.

               4.25 QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS.

                    (a) Any voluntary  employee  contribution made in cash after
               December 31, 1987, shall be treated as a "Qualified Voluntary Employee Contribution" ("QVEC") within the meaning of Code section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, and held in a separate QVEC.

                    (b) The balance in each  Participant's QVEC Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

                    (c) A Participant may, upon written request delivered to the
               Administrator, make withdrawals from his QVEC Account. Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code section 411(a)(11) and the Regulations thereunder.

                   (d) At Normal  Retirement  Date, or such other date when the
               Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the QVEC Account shall be used to provide additional benefits to the Participant or his Beneficiary.

                    (e) Unless the  Administrator  directs  Qualified  Voluntary
               Employee Contributions made pursuant to this Section be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other short term debt security acceptable to the Trustee, they shall be invested as part of the general Trust Fund and share in earnings and losses.

                    (f) All amounts  allocated  to a QVEC Account may be treated as a Participant pursuant to Section 9.8.

                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

               5.1 BEFORE-TAX ACCOUNT, ROLLOVER ACCOUNT, AFTER-TAX ACCOUNT AND QVEC ACCOUNT. A Participant's is always one hundred percent (100%) vested in his Before-Tax Account, Rollover Account, After-Tax Account and QVEC Account.

               5.2 MATCHING CONTRIBUTIONS ACCOUNT. If the employment of a Participant is terminated before he is eligible for retirement for any reason other than death, disability, plant closing, sale or purchase of Employer, or induction into the Armed Forces of the United States, the Participant shall have a Nonforfeitable right to receive the following applicable percentage of his Matching Contributions Account depending upon the number of his Years of Service with the Company as of the date of the termination of employment:

                                                  Nonforfeitable
                         Years of Service         Percentage

                         Less than 1 year              0%
                         1 year or more                100%

          A Participant shall be entitled to 100% of the value of his Matching Contribution Account, regardless of his Periods of Service, if the separation occurs for any of the following reasons:

                           (1)Induction into the Armed Forces of, or
                         service with, the United States Government;
                         or

                           (2)Involuntary separation due to the sale,
                         destruction, or shutdown or closing out of an activity of the Employer; or

                           (3) Sale of an Employer or substantially
                         all of the assets of an Employer regardless of whether the Participant separates from service on account of such sale.

               Any amounts credited to a Participant's Matching Contributions Account which are not Nonforfeitable shall be forfeited by the Participant. All forfeited amounts shall be used to reduce the Employer's obligation to make Matching Contributions under Section 4.3.

                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENT OF BENEFITS

               6.1 TIME OF PAYMENT OF ACCOUNT BALANCE. The Plan Administrator shall direct the Trustee to commence distribution of a Participant's Nonforfeitable Account Balance in accordance with the provisions of this Article VI. The Participant's spouse must also consent in writing to any distribution for which this Article VI requires spousal consent. A distribution date under this Article VI is the date or dates the Employer specifies in this Article with respect to the event giving rise to the Participant's Separation from Service or attainment of age 591/2, or as soon as administratively practicable thereafter. For purposes of the consent requirements under this Article VI, if the amount of Participant's Nonforfeitable Account Balance, at the time of any distribution, exceeds $3,500, the Plan Administrator must treat that amount as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

               6.2  SEPARATION FROM SERVICE FOR ANY REASON.

                    (a) If a Participant  separates  from Service for any reason and his Nonforfeitable Account Balance does not exceed $3,500, nor has ever exceeded $3,500, the Plan Administrator will direct the Trustee to distribute the Participant's Nonforfeitable Account Balance in a lump sum as soon as reasonably practical, but in no event later than the sixtieth (60th) day following the close of the Plan Year in which the Participant attains Normal Retirement Age. No consent is required for a distribution not exceeding $3,500.

                    (b) If a Participant separates from Service for any reason and his Nonforfeitable Account Balance exceeds $3,500, the Plan Administrator will direct the Trustee to commence distribution of the Participant's Nonforfeitable Account Balance, in accordance with the form and timing elected by the Participant. The Participant may elect to have the Trustee commence distribution as of any date within a reasonably practical period of time after the Participant's separation from Service and prior to the Annuity Starting Date. A Participant may not receive such a distribution if, prior to the time the Trustee actually makes the distribution, the Participant returns to employment with the Employer. Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any distribution date.

                    In the absence of an election by the  Participant,  the Plan
               Administrator will direct the Trustee to distribute the Participant's Nonforfeitable Account Balance in a lump sum on the sixtieth (60th) day following the close of the Plan Year in which the latest of the following events occurs:

                         (1)  the  Participant  attains  Normal  Retirement
                    Age; or

                         (2)  the Participant's Separation from Service.

               6.3 DEATH OF THE PARTICIPANT. In the event of the death of the Participant prior to distribution of his Account Balance, the Plan Administrator will direct the Trustee, in accordance with this Section 6.3, to distribute to the Participant's Beneficiary, the Participant's Account Balance remaining in the Trust as set forth below:

                    (a) If the  deceased  Participant's  Nonforfeitable  Account
               Balance does not exceed $3,500, nor has ever exceeded $3,500, the Plan Administrator, subject to the requirements of Section 6.8, shall direct the Trustee to distribute the deceased Participant's Account Balance in a lump sum as soon as reasonably practical.

                    (b) If the  deceased  Participant's  Nonforfeitable  Account
               Balance exceeds $3,500, the Plan Administrator will direct the Trustee to distribute the deceased Participant's Account Balance at the time and in the form elected by the Participant or, if applicable, by the Beneficiary, as permitted under this Article
               VI. In the absence of an election, subject to the requirements of
               Section 6.8, the Plan Administrator will direct the Trustee to distribute the Participant's undistributed Account Balance in a lump sum as soon as reasonably possible following the Participant's death.

                    (c)  If  the  amount  of  the   deceased  Participant's
               Account   Balance   exceeds   $3,500,    the   Participant's
               Beneficiary may elect to have the Trustee distribute the Participant's Account Balance in a form and within a period permitted under Section 6.4 and Section 6.8 or 6.9, whichever is applicable. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

               6.4  METHOD OF PAYMENT.

                         (a)(1) Normal Method. The normal method of benefit payment under the Plan shall be one lump-sum payment in cash. The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan. Any amounts to be distributed from the Matching Contributions Account that are invested in the Employer Stock Fund shall be converted to cash before such distribution is made. Such conversion shall be accomplished by either (i)
                                          38
                         determining the value of the Employer Stock Fund using the closing price at which Employer Stock was listed on the NASDAQ Exchange on the Valuation Date used for distribution purposes, and providing the cash equivalent from other uninvested assets of the Plan; or
                         (ii) selling the number of shares of Employer Stock necessary to provide the cash equivalent of the value of the Matching Contributions Account invested in the Employer Stock Fund as of the applicable Valuation Date.

                         (2)       Optional  Methods.    A Participant  may
                         elect to receive his benefit under the Plan in

                              (A) Approximately equal installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary.

                                   To  facilitate   installment  payments  to  a
                              Participant or Beneficiary under this Section 6.4(a)(2), the Plan Administrator may direct the Trustee to segregate all or any part of the Participant's Account Balance in a separate Account. The Trustee will invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Account Balance.

                              (B) An annuity.  The remaining  provisions of this
                              Section 6.4(2)(B) concerning annuity payments shall apply if a Participant elects the annuity method of payment.

                              If a Participant elects to receive an annuity,  as
                              described  above,   unless  otherwise  elected  as
                              provided below, a Participant who is married on the Annuity Starting Date and who does not die before the "Annuity Starting Date" shall receive the value of all of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for purposes of this Plan if a Participant does not receive one lump-sum payment. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative joint and survivor annuity shall be equal in value to the automatic joint and 50% survivor annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of his Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.




                              Any  election  to waive  the  joint  and  survivor
                         annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                         (3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the Annuity Starting Date.

                         (4) For purposes of this Section, the Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

                         (5) With regard to the elections described in Subsections (1) and (2) above, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date a written explanation of:

                              (i) the terms and conditions of the joint and survivor annuity, and

                              (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity, and

                              (iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

                              (iv) the right of  the Participant to  revoke
                              such  election,   and  the  effect   of  such
                              revocation.

                                   (C) Partial distribution. A Participant who becomes entitled to receive a distribution from the Plan because of death, disability, termination of employment or attainment of age 59 1/2 and whose Account is not subject to the automatic lump sum distribution provision of
                                   Section 6.2(a) may request a partial
                                   distribution of his Account. Any such partial distribution shall be made on a pro rata basis from the Participant's interest in the Employer Stock Fund and the remainder of the Participant's Account.

                         (b) The  present  value of a  Participant's  joint  and
                    survivor annuity derived from Employer and contributions may not be paid without his written consent if the value exceeds, or has ever exceeded, $3,500 at the time of any prior distribution. Further, the spouse of a Participant must consent in writing to any immediate distribution. If the value of the Participant's benefit derived from Employer and contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and his spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.4(a)(2).

                         (c) Any distribution to a Participant who has a benefit
                    which exceeds, or has ever exceeded, $3,500 at the time of any prior distribution shall require such Participant's consent. With regard to this required consent:

                         (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code section 417.

                         (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.4(e).

                         (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date."

                         (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date."

                         (5)  No  consent   shall  be  valid  if  a  significant
                         detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                   (d) If a distribution is one to which Code ss. 401(a)(11) and
               417 do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(C) of the Income Tax Regulations is given, provided that:

                         (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                         (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                    (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                         (1) A  Participant's  benefits  shall be distributed to
                    him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause
                    (ii) shall not apply in the case of a participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent
                    Plan  Year,  clause  (ii)  shall  no  longer  apply  and the required  beginning  date  shall  be  the  April  1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, if the distribution is to be in the form of a joint and survivor annuity or single life annuity as provided in Section 6.4(a)(1) above, then distributions must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) in accordance with Regulations.

                         (2)    Distributions   to   a   Participant   and   his
                    Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code section 401(a)(9)(G) and the Regulations thereunder.

                    (f) Subject to the spouse's right of consent  afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

                    (g) All annuity Contracts under this Plan shall be non-transferrable when distributed. Furthermore, the terms
               of  any  annuity   Contract   purchased  and   distributed  to  a
               Participant or spouse shall comply with all of the requirements of the Plan.

                    (h) Death After Election of Joint and Survivor Annuity. If a
               Participant who had made a valid election of a qualified joint and survivor annuity with a survivorship portion payable to his Spouse greater than 50% dies before his Annuity Starting Date, the survivor annuity otherwise payable under this Article shall not be less than the monthly amount the Spouse would have received under the method of payment elected had the Participant died on the day after his Annuity Starting Date.

                    (i) If the  value  of the  Pre-Retirement  Survivor  Annuity derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the immediate distribution of such amount to the Participant's Beneficiary. No distribution may be made under the preceding sentence after the annuity starting date unless the Beneficiary consents in writing. If the value exceeds, or has ever exceeded, $3,500 at the time of any prior distribution, an immediate distribution of the entire amount may be made to the Beneficiary, provided such Beneficiary consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.4(a)(2).

                    (j) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code section 401(a)(9) and the Regulations thereunder. If the death benefit is paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section
               6.4 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations (and distributions are not to be made in the form of a Pre-Retirement Survivor Annuity), then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                    (k) Subject to the spouse's right of consent  afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

               6.5 DISTRIBUTION FOR MINOR BENEFICIARY. In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

               6.6 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the Participant's Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

               6.7  DIRECT ROLLOVER TO ANOTHER QUALIFIED PLAN.

                    (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.7, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

                    (b)  The  following definitions  apply to  this Section
               6.7:

                         (1) "Eligible Rollover Distribution." An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                         (2) "Eligible  Retirement Plan." An Eligible Retirement
                    Plan  is  an  individual  retirement  account  described  in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                         (3) "Distributee." A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former
                    Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations

                    Order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                         (4) "Direct  Rollover." A Direct  Rollover is a payment
                    by the Plan to the Eligible Retirement Plan specified by the Distributee.

                    (c) For  distributions  made prior to  January 1, 1993,  the
               Plan Administrator may direct the Trustee to transfer as a direct trustee-to-trustee transfer the balance to the credit of a Participant to the trustee of another qualified plan, if the trustee of the other plan is authorized to accept such a transfer.

               6.8 DISTRIBUTION RESTRICTIONS. Notwithstanding anything herein to the contrary, the events giving rise to a distribution pursuant to the provisions of Sections 6.2 through 6.4 applicable to the Participant's Before-Tax Account and Matching Employee Contributions Account must satisfy the distribution restrictions of this Section 6.8.
          "Distribution restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability or termination of employment, (2) financial hardship satisfying the requirements of Code ss 401(k) and the applicable Treasury regulations, (3) a plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Code ss 401(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code ss 409(d)(3)), but only to an employee who continues employment with the subsidiary, or (6) attainment of age 59 1/2. For Plan Years beginning after December 31, 1988, a distribution on account of financial hardship, as directed in clause (2), may not include earnings on Salary Reduction Contributions credited as of a date later than December 31, 1988, and may not include Matching Contributions used in performing the ADP test under Section 4.10, nor any earnings on such contributions, irrespective of when credited. A distribution described in clauses (3), (4) or (5), if made after March 31, 1988, must be a lump sum distribution, as required under Code ss 401(k)(10).

               6.9 TRANSITIONAL ELECTIONS. Notwithstanding the provisions of this Article VI, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984, the Plan Administrator must distribute the Participant's Nonforfeitable Account Balance in accordance with that designation. This Section 6.9 does not apply to a pre-1985 distribution designation, and the Plan Administrator will not comply with that designation, if any of the following applies: (1) the method of distribution would have disqualified the Plan under Code ss 401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Account Balance as of December 31, 1983; (3) the distribution designation does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the payment period of the distribution; or (5) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant (or Beneficiary) would have received under Code ss 401(a)(9) if the distribution designation had not been in effect. The Plan Administrator will apply this Section 6.9 to rollovers and transfers in accordance with Part J of the Code ss 401(a)(9) Treasury regulations.

               6.10 REQUIRED BEGINNING DATE.

                    (a) If any  distribution  commencement  date described under this Section 6.10, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Plan Administrator instead must direct the Trustee to make distribution on the Participant's Required Beginning Date, subject to the transitional election, if applicable, under Section 6.9.

                    (b)  "Required Beginning Date" shall mean:

                         (1) The Required Beginning Date of a Participant shall be determined in accordance with (A) or (B) below:

                              (A) Non-five  percent  (5%)  owners.  The Required
                         Beginning Date of a Participant who is not a five percent (5%) owner is the first day of April of the calendar year following the calendar year in which the later of termination of employment, retirement or attainment of age 70 1/2 occurs.

                              (B) Five percent (5%) owners. The Required Beginning Date of a Participant who is a five percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                   (i)  the calendar year in which the Par-
                          ticipant attains age 70 1/2; or

                                   (ii) the earlier of the calendar year with or
                              within which ends the Plan Year in which the Participant becomes a five percent

                              (5%) owner, or the calendar year in which the Participant terminates employment.

                              (C) Five  percent  (5%) owner.  A  Participant  is
                         treated as a five percent (5%) owner for purposes of this Article if such Participant is a five percent (5%) owner as defined in Code ss 416(i) (determined in accordance with Code ss 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owners attains age sixty-six and one-half (66 1/2) or any subsequent Plan Year.

                                   (i) Once  distributions  have begun to a five
                              percent (5%) owner under this Article, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) owner in a subsequent year.

                    (c) A mandatory  distribution at the Participant's  Required
               Beginning Date will be in a lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.7(b)) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment. Notwithstanding the previous sentence, as of the first distribution calendar year, distributions, if not made in a single lump sum, may only be made over one of the following periods (or a combination thereof):

                        (1) the life of the Participant,

                         (2) the life of the Participant and a designated Beneficiary,

                         (3) a period certain not extending beyond the life expectancy of the Participant, or

                         (4) a period certain not extending beyond the joint and
                    last   survivor   expectancy  of  the   Participant   and  a
                    Beneficiary.

               6.11 LIMITATIONS ON DISTRIBUTIONS - INCIDENTAL BENEFIT RULE.

                    (a) The Participant shall not select any form of benefit for which the present value of the retirement benefits expected to be paid solely to the Participant does not exceed fifty percent (50%) of the present value of the total retirement benefits payable to the Participant and his Beneficiaries. This rule is subject to an exception for distributions made consistent with subparagraph (b)(2) below where thedesignated Beneficiary is the Participant's spouse.

                    (b) Subject to subparagraph  (a) above,  the Participant may
               not  select  a  method  of  payment   unless  under  that  method
               distribution will be made:

                         (1) Over a period not extending beyond the life or life expectancy of the Participant; or

                         (2) Over a period  not  extending  beyond  the lives or
                    life expectancies of the Participant and an individual designated Beneficiary.

                    Where  the  designated   Beneficiary  is  the  Participant's
               spouse, the life expectancies of the Participant and his spouse may be recalculated on an annual basis and payments adjusted accordingly.

               6.12 RESTRICTIONS ON PAYMENTS AFTER DEATH OF PARTICIPANT.

                    (a) Notwithstanding any election a Participant may make, in the event of the death of such Participant after installment payments have commenced to him (or the death of his spouse if distribution has commenced to such spouse), the Participant's remaining Account Balance must be distributed to the Participant's Beneficiaries at least as rapidly as under the method of distribution that was in effect at the date of his death.

                    (b) If a Participant dies before receiving any
               distributions, his Account Balance must be distributed within five (5) years after his death; provided that the five (5) year requirement shall not be applied: (1) where his spouse has survived him, benefits are payable to the spouse, and distributions begin no later than the date on which the Participant would have reached age 70 1/2; or (2) where the Account Balance is payable to a designated Beneficiary over a period not extending beyond the life expectancy of such Beneficiary the distributions begin no later than one (1) year after the Participant's death or such later date as IRS regulations permit.

               6.13 CODE ss 401(a)(9). The provisions of Article VI are intended to comply with Code ss 401(a)(9) and the regulations thereunder, including the rules on incidental death benefits. Code ss 401(a)(9) applies to all distributions from the Plan, notwithstanding any inconsistent provision or election otherwise permissible under this
          Article VI.

                                   ARTICLE VII
                        IN-SERVICE WITHDRAWALS AND LOANS

               7.1  AFTER-TAX ACCOUNT - WITHDRAWAL/DISTRIBUTION.

                    (a) A  Participant,  by giving prior  written  notice to the
               Trustee, may withdraw all or any part of the value of his After-Tax Account subject to the requirements of this Article
               VII. The Trustee,  in  accordance  with the direction of the Plan
               Administrator, will distribute a Participant's unwithdrawn After-Tax Account in accordance with the provisions of Article VI applicable to the distribution of the Participant's Nonforfeitable Account Balance.

                    (b) Prior to January 1, 1987, withdrawals were limited to
               After-Tax Contributions and treated as a nontaxable return of basis. Effective January 1, 1987, any withdrawals shall consist of both voluntary Employee Contributions and any earnings thereon. The pro rata basis recovery rules of ss 72(e) shall apply to withdrawals of voluntary Employee Contributions after December 31, 1986. In accordance with the grandfather rule of Code ss 72(e)(8)(D), which is available because the Plan permitted withdrawals of voluntary Employee Contributions on May 5, 1986, withdrawals shall be treated as a nontaxable return of basis up to the amount of the Participant's pre-1987 Employee Contributions (those made after December 31, 1986), the amount of each withdrawal treated as a nontaxable return of basis shall be determined by multiplying the amount of the withdrawal by a fraction, the numerator of which is the Participant's total amount of voluntary Employee Contributions, and the denominator of which is the total amount in his voluntary Employee Contributions Account. The remainder of the withdrawal shall be treated as taxable income to the Participant for the taxable year of the Participant in which the withdrawal was made.

               7.2  IN-SERVICE WITHDRAWALS FOR PENNSYLVANIA HOUSE EMPLOYEES.

               An Employee may elect to withdraw funds from his Matching Contribution Account to the extent that such funds are attributable to contributions made before January 1, 1988 and to the extent vested by filing a request for a regular in-service withdrawal on a form provided by the Plan Administrator, provided that such a withdrawal may not be made sooner than six months following a previous regular in-service withdrawal. An Employee may elect to withdraw funds from his Qualified Voluntary Employee Contributions Account by filing a request for withdrawal with the Plan Administrator on a form provided it. An Employee may elect to withdraw funds from his After-Tax Account and his Rollover Account by filing a request for a regular in-service withdrawal with the Plan Administrator on a form provided by it, provided that such a withdrawal may not be made sooner than six months following a previous regular in-service withdrawal. Such authorization must be filed with the Plan Administrator, or its delegate, prior to the Employer's payroll cutoff date in order to become effective on the first day of the next calendar month. The dollar amount of the withdrawal shall be based on the value of the above Accounts as of the Adjustment Date prior to the effective date of the withdrawal application. Provisions for withdrawals are as follows:

                    (a) A Participant may elect to withdraw funds in an amount equal to from 1% to 100% (in whole percentage increments) of the value of his After-Tax Account, rollover Account, and the vested portion of his Company Contribution Account, attributable to contributions made before January 1, 1988, by either specifying the actual percentage to be withdrawn or the actual dollar amount to be withdrawn. The amount of his Company Contribution Account which is available for withdrawal hereunder shall be determined by multiplying the portion of his Company Contribution Account attributable to contributions made before January 1, 1988 by the vesting percentage applicable to those amounts.

                    (b) Until he has been a Plan  Participant  for at least five years (counting participation in the Voluntary Investment Plan of General Mills, Inc., or any predecessor plan from which funds were transferred to this Plan), the amount which can be withdrawn by a Participant from his Company Contribution Account shall not exceed the amount of Company contributions made to this Account at the beginning of the second calendar year immediately preceding the calendar year in which the withdrawal is made.

                    (c) A period of at least six  months  shall  elapse  between regular in-service withdrawals; however, in the case of an emergency, a Participant may petition the Plan Administrator, in writing, to grant one additional withdrawal in a Plan Year. The Plan Administrator, acting insofar as possible on a uniform basis, shall consider and act upon such petition.

                    (d) Any withdrawal  made by a Participant who has elected to have contributions under the affected Accounts invested in more than one Fund shall be made on a pro rata basis in equal proportions from each such Fund.

               7.3  ATTAINMENT OF  AGE 59 1/2.   If a Participant  attains age
          59 1/2, he may request the complete or partial distribution of his Account as of any date thereafter.

               7.4 HARDSHIP DISTRIBUTIONS - GENERAL PROVISIONS. The Employer shall permit distributions on account of a Participant's immediate and heavy financial need. Such hardship distributions may be made to either an active Participant or a terminated Participant not currently eligible to receive a distribution under the Plan.

          The distribution shall be made from the Participant's Before-Tax Account. Such a withdrawal shall be granted only if the Plan Administrator determines that the purpose of the withdrawal is to meet an immediate and heavy financial need of the Participant of more than $100.00 for which there is a lack of resources reasonably available, and the amount of the withdrawal does not exceed the financial need, including any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from such distribution. Distributions made pursuant to this Section shall be made as soon as administratively possible. Accounts shall be adjusted as of the Adjustment Date, or other Valuation Date, on or before the withdrawal unless the Plan Administrator elects, in its discretion, to have a special valuation, which will then control. Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Article VI, including, but not limited to, the notice and consent requirements of Code ss 417, if applicable, and 411(a)(11) and the regulations thereunder.

               7.5 HARDSHIP DISTRIBUTIONS - FINANCIAL NEED. The Plan Administrator, in making its determination of the existence of a heavy and immediate financial need for which there is a lack of resources reasonably available, may reasonably rely on the Participant's representation that such need cannot be met by (1) insurance; (2) reasonable liquidation of the assets of the Participant or his spouse and assets held by their children to the extent not protected by the Uniform Transfers to Minors Act; (3) other distributions or loans from the Plan or any other plan maintained by the Employer or any prior employer of the Participant or by a loan from any commercial source on reasonable terms. A hardship withdrawal shall not be denied solely because a Participant does not receive a nontaxable loan pursuant to
          Section 7.7 if the loan is not made on account of a determination by the Plan Administrator that the loan cannot be adequately secured, or if the loan would increase the amount of the financial need. Any Participant receiving a hardship distribution shall be ineligible to make further deferrals or Participant contributions under this Plan or any other plan maintained by the Employer until the first pay period following the expiration of six (6) months following the date of the hardship distribution. For the taxable year of the Participant following the taxable year of the hardship distribution, such Participant's elective contributions under any Plan maintained by the Employer may not exceed the applicable limit under Code ss 402(g), less the amount of the Participant's elective contributions for the taxable year of the hardship distribution.

               "Financial hardship" under this Section 7.5 shall mean a Participant's immediate and heavy financial need that cannot be met from other reasonably available resources and is caused by one or more of the following:

                   (a) Medical  expenses  incurred as the result of accident or illness incurred by the Participant, or the Participant's spouse or dependents, or the cost of such medical care if a hardship distribution is necessary to obtain medical care;

                    (b) The cost of purchasing or preserving the principal residence of the Participant, excluding mortgage payments;

                    (c) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children, or dependents;

                    (d) The cost of preventing the Participant's eviction from, or foreclosure on the mortgage of, the Participant's principal residence; or

                    (e)  Other  unexpected  or  unusual   expenses   creating  a
               financial need, as provided in published revenue rulings, notices or other documents of general applicability.

               7.6  PROCEDURES  AND  RESTRICTIONS.   To  make  a  withdrawal,  a
          Participant shall give written notice to the Plan Administrator. A withdrawal shall be made using the Account balance as of the Valuation Date preceding the expiration of the notice period. Not more than one withdrawal may be made in any Plan Year except that a withdrawal under
          Section 7.4 may be made in addition to any other withdrawal made during the Plan Year. The minimum withdrawal shall be $1,000 or the total value of the vested portion of his Accounts available for withdrawal, if less. The amount of the withdrawal shall be allocated among the investment funds in proportion to the value of the Participant's Accounts from which the withdrawal is made in each investment fund as of the date of the withdrawal. All payments to Participants under this section shall be made in cash as soon as practicable.

               7.7  LOANS TO PARTICIPANTS

                    (a) The Trustee may, in the Trustee's discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all active Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest;
               (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.

                    (b) Loans made  pursuant to this Section  (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                    (1)  $50,000  reduced by the excess (if any) of the  highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                    (2)   one-half   (1/2)   of  the   present   value   of  the
                    non-forfeitable accrued benefit of the Participant under the Plan.

                    (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time not to exceed 15 years.

                    (d) Any loans granted or renewed shall be made pursuant to a
               Plan loan policy described below in Section 7.6.

               7.8 LOAN POLICY. If the Plan Administrator adopts a loan policy, pursuant to subparagraph 10.02(j), the loan policy must be a written document and must include: (a) the identity of the person or positions authorized to administer the Participant loan program; (b) a procedure for applying for the loan; (c) the criteria for approving or denying a loan; (d) the limitations, if any, on the types and amounts of loans available; (e) the procedure for determining a reasonable rate of interest; (f) the types of collateral which may secure the loan; and
          (g) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. This Section 7.8 specifically incorporates the written loan policy as part of the Employer's Plan.

                                  ARTICLE VIII
                       EMPLOYER ADMINISTRATIVE PROVISIONS

               8.1 IN GENERAL. The Employer shall have the sole responsibility for making the contributions provided for under Article IV and the authority to terminate its participation in this Plan. The Employer shall have the sole authority to appoint and remove the Trustee and any Investment Manager or Managers which it may elect to provide for managing all or any portion of the Trust, and to appoint the Plan Administrator.

               8.2 INFORMATION TO PLAN ADMINISTRATOR. If the Employer is not serving as the Plan Administrator, the Employer shall supply current information to the Plan Administrator as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan Administrator considers necessary. The Employer's records as to the current information the Employer furnishes to the Plan Administrator are conclusive as to all persons.

               8.3 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Plan Administrator (unless the Employer is the Plan Administrator), or the Trustee.

               8.4 INDEMNITY OF CERTAIN FIDUCIARIES. To the extent permitted by law, the Employer indemnifies and holds harmless the Plan Administrator, and any person or persons serving in the capacity of Plan Administrator, as provided in Section 10.1, from and against any and all loss resulting from liability to which the Plan Administrator may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in its official capacity in the administration of this Trust or Plan or both, including all expenses reasonably incurred in its defense, in case the Employer fails to provide such defense. No Plan assets may be used for any such indemnification. The indemnification provisions of this Section 8.4 do not relieve the Plan Administrator or any person serving as a Plan Administrator from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 8.4, provided the letter agreement must be consistent with and does not violate ERISA. The indemnification provisions of this Section 8.4 extend to the Trustee solely to the extent provided by a letter agreement executed by the Trustee and the Employer.

               8.5 INVESTMENT FUNDS. The Employer shall authorize the use of one or more specified investment funds. Each active Participant shall be entitled to direct the Trustee as to the investment and reinvestment of the amount credited to his Account pursuant to a policy established and maintained by the Plan Administrator. Such policy shall include, but not by way of limitation, (i) the available investment fund options; (ii) that portion of the Participant's Account subject to such investment options; (iii) the percentage increments of a Participant's Account which may be allocated to each available investment fund; and (iv) the manner and timing of elections by Participants. Each Eligible Employee shall be permitted prior to his Entry Date to elect how his Account shall be invested in accordance with uniform rules adopted by the Plan Administrator. If no investment direction is received, the Plan Administrator shall direct the investment of the Participant's Account in a uniform and nondiscriminatory manner. Each Participant may elect to change the manner in which his Account Balance is being invested at such time and in such manner as prescribed by the Plan Administrator. This Section
          8.5  specifically
          incorporates a written Investment Fund Election Policy as part of the Plan. The Plan Administrator reserves the right to amend or modify the Policy.

               Notwithstanding the above, the Plan Administrator may from time to time suspend the normal operation of the direction of investments by Participants in connection with changing the investment fund options available to Participants if this is deemed necessary to accomplish such change. Any such "blackout" of the right of Participants to direct the investment of their Accounts shall be designed to be as efficient and brief as possible. In addition, if the Plan Administrator changes the investment funds made available to Participants, the Plan Administrator is authorized to convert the investment elections made by Participants to what is in the Plan Administrator's best judgment corresponding investment elections under the new investment options.

               Also notwithstanding the above, all Matching Contributions made after the Effective Date shall be allocated to Participants' Matching Contributions Accounts in the form of Employer Stock (held in the Employer Stock Fund) and shall not be subject to a Participant's investment direction pursuant to this Section. Matching Contributions made before the Effective Date in the form of cash are subject to a Participant's direction of investment pursuant to this Section.

               The  Employer  Stock  Fund shall  consist  of shares of  Employer
          Stock. To the extent the Employer has elected to make Matching Contributions in the form of cash rather than in the form of Employer Stock, the Trustee shall purchase shares of Employer Stock as soon as practicable following the end of the calendar quarter in the open market in accordance with a non-discretionary purchasing program or, at the direction of the Employer, shall purchase authorized but unissued shares of Employer Stock. Shares of authorized but unissued Employer Stock or treasury shares purchased with contributions for any quarter and with dividends received by the Trustee, and any such shares contributed by the Employer during such month, shall be purchased or carried by the Trustee at a price equal to the closing price at which Employer Stock was listed on the NASDAQ Exchange on the day the transaction occurred. In no event shall a Participant have the right to vote, either directly or through proxy, the shares of Employer Stock allocated to his Matching Contributions Account. (Such vote shall be by the Trustee.)

               8.6 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the vesting schedule at any time, the Plan Administrator will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Account Balance derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the

          Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective. If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least three (3) Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. For Plan Years beginning prior to January 1, 1989, or with respect to Employees who fail to complete at least one (1) Hour of Service in a Plan Year beginning after December 31, 1998, the election described in the preceding sentence applies only to Participants having at least five (5) Years of Service with the Employer. The Participant must file his election with the Plan Administrator within sixty (60) days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) the date the Participant receives written notice of the amendment from the Employer or Plan Administrator. The Plan Administrator, as soon as practicable, must forward written notice of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this
          Section 8.6 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 8.6, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Account Balance. Furthermore, the Plan Administrator must treat any shift in the vesting schedule, due to a change in the Plan's top-heavy status, as an amendment to the vesting schedule for purposes of this Section 8.6.

                                   ARTICLE IX
                        PARTICIPANT ADMINISTRATIVE PROVISIONS

               9.1 BENEFICIARY DESIGNATION. Subject to Section 1.7, any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Nonforfeitable Account Balance in the event of his death and the Participant may designate the form and method of payment. The Plan Administrator will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant.

               9.2 NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY. If a Participant fails to name a Beneficiary in accordance with Section

          9.1,  or if  the  Beneficiary  named  by  a  Participant
          predeceases   him,  then  the  Trustee  will  pay  the   Participant's
          Nonforfeitable Account Balance in accordance with Section 6.4 in the following order of priority to:

                    (a)  The Participant's surviving spouse;

                    (b) The Participant's surviving children, including adopted children, in equal shares;

                    (c) The Participant's surviving parents, in equal shares; or

                    (d)  The Participant's estate.

               If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's entire Nonforfeitable Account Balance, the Trustee will pay the remaining Nonforfeitable Account Balance to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise.

               9.3 PERSONAL DATA TO PLAN ADMINISTRATOR. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided the Plan Administrator advises each Participant of the effect of his failure to comply with its request.

               9.4  ADDRESS  FOR   NOTIFICATION.   Each   Participant  and  each
          Beneficiary of a deceased Participant must file with the Plan Administrator from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Plan Administrator, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

               9.5 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

               9.6  LITIGATION  AGAINST THE  TRUST.   A court  of competent
          jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

               9.7 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this
          Section 9.7 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Plan Administrator must furnish him with a copy of any item listed in this
          Section 9.7. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

               9.8 PARTICIPANT DIRECTION OF INVESTMENT. The Plan Administrator, to the extent provided in a written loan policy adopted under Section 7.8, will treat a loan made to a Participant as a Participant direction of investment. To the extent of the loan outstanding at any time, the borrowing Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in an interest bearing segregated Account on behalf of the borrowing Participant until the Trustee deems it appropriate to add the amount paid to the Participant's separate Account under the Plan. The Trustee is not liable for any loss, nor is the Trustee liable for any breach, resulting from a Participant's direction of the investment of any part of his Account.


                                    ARTICLE X
                              PLAN ADMINISTRATOR -
                  DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

               10.1 ADMINISTRATOR. The Employer shall be the Plan Adminis-trator.

               10.2 ADMINISTRATIVE POWERS AND DUTIES. The Plan Adminis-trator shall administer the Plan in a uniform and nondiscriminatory manner in accordance with its terms, and shall have all powers necessary to exercise its discretion in carrying out the terms and provisions of the Plan. The Plan Administrator has the following powers and duties:

                    (a) To establish the funding policy of the Plan in accordance with Section 10.3;

                    (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Partici-pant's Account Balance and the Nonforfeitable percentage of each Participant's Account Balance;

                    (c) To adopt rules of procedure  and  regulations  necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of the Agreement;

                    (d) To  construe  and  enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation;

                    (e) To direct the Trustee as respects the crediting and distribution of the Trust;

                    (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

                    (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

                    (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

                    (i) To engage  the  services  of an  Investment  Manager  or
               Managers (as defined in ERISA ss 3(3)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

                    (j) To establish, in its sole discretion, a nondiscriminatory policy (see Section 7.8) which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and

                    (k) To  direct  the  Trustee  as to  the  voting  of  stock, including Employer Stock, held in the Trust Fund established hereby, or as to any other actions that may be appropriate with respect thereto (such as participation in reorganizations, etc.); provided that in the absence of any such direction, the Trustee shall have the right to vote such stock and take such other actions in its sole discretion.

                    (l) To appoint a Retirement Plan Committee to which the Plan
               Administrator may delegate all or any portion of its duties under the Plan.

              The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

               10.3 FUNDING POLICY. The Committee shall have the authority and responsibility for establishing and implementing a funding method and policy consistent with the needs of the Plan and the requirements of ERISA. The funding method and policy so established shall be in writing, and a copy thereof shall be delivered to the Trustee. The Committee will review, not less often than annually, all pertinent information and Plan data in light of the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

               10.4 RULES AND DECISIONS. The Plan Administrator and the Committee may adopt such by-laws, rules and regulations as it deems necessary, desirable, or appropriate, provided that same shall not be inconsistent with or contrary to the express terms of the Plan. All such by-laws, rules, regulations and decisions of the Plan Administrator and the Committee shall be applied uniformly in all circumstances.

               10.5 MANNER OF ACTION. If more than one person is designated as the Committee, the decision of a majority of such individuals appointed and qualified controls. The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Committee must evidence this authority by an instrument signed by all members and filed with the Trustee. A member of the Committee who is a Participant shall not vote on any issue relating specifically to himself, and any such action shall be decided or voted by the majority of the remaining committee members (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting).

               10.6 INDIVIDUAL ACCOUNTS.

                    (a) The Plan Administrator will maintain, or direct the
               Trustee to maintain, for purposes of administering the Plan, a separate Account, or multiple Accounts, with respect to Employer contributions and Participant contributions, in the name of each Participant to reflect the Participant's Account Balance under the Plan. Separate records shall be kept as to all transactions affecting the respective accounts. Except when specifically designated otherwise, the above accounts shall be collectively referred to as the Participant's Account. All contributions and the proportionate part of profits and losses attributable thereto, and withdrawals

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


               therefrom, shall be credited or debited respectively against each respective account. Nevertheless, the respective accounts need not be segregated and held by the Trustee as a separate fund but may be held as a commingled Trust Fund together with the other funds of the Plan.

                    (b) If a Participant  re-enters  the Plan  subsequent to his having a Forfeiture Break in Service, the Plan Administrator, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Account Balance and a separate Account for his post-Forfeiture Break in Service Account Balance, unless the Participant's entire Account Balance under the Plan is 100% Nonforfeitable.

                    (c) The Plan  Administrator  will make its  allocations,  or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section
               10.8. The Plan Administrator may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 10.8. The Plan Administrator must maintain records of its activities.

               10.7 VALUE OF PARTICIPANT'S ACCOUNT BALANCE. The value of each Participant's Account Balance consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account bears to the total net credit balance in the Accounts of all Participants. For purposes of a distribution under the Plan, the value of a Participant's Account Balance is its value as of the Valuation Date immediately preceding the date of the distribution is processed.


               10.8 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. A "Valuation Date" under this Plan is each day of the Plan year. As of each Valuation Date the Plan Administrator shall adjust Accounts to reflect net income, gain or loss since the preceding day.

                    (a) With respect to all Participant Accounts other than
               segregated investment Accounts, the Plan Administrator first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current day, by reducing the Accounts for any forfeitures arising under Section 10.15, for amounts charged during the valuation period to the Accounts in accordance with
               Section 10.14 (relating to distributions), and for the cash value of incidental benefit insurance contracts. The Plan Administrator then, subject to the restoration allocation requirements of
               Section 10.15, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last Valuation

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



               Date. Notwithstanding anything herein to the contrary, no gains or losses shall be credited to a Participant's Account between the date such Account is valued for payment and the actual date it is paid.

                    (b) A segregated  investment  Account receives all income it earns and bears all expense or loss it incurs. The Plan Administrator will adopt uniform and nondiscriminatory procedures for determining income or loss of a segregated investment Account in a manner which reasonably reflects investment directions relating to pooled investments and investment directions occurring during a valuation period. As of the Valuation Date, the Plan Administrator must reduce a segregated Account for any forfeiture arising after the Plan Administrator has made all other allocations, changes or adjustments to the Account for the Plan Year.

                    (c) An  Excess  Amount  or  suspense  account  described  in
               Article IV does not share in the allocation of net income, gain or loss described in this Section 10.8. This Section 10.8 applies solely to the allocation of net income, gain or loss of the
               Trust. The Plan Administrator will allocate the Employer contributions in accordance with Article IV.

               10.9 DETERMINATION AS TO ELIGIBILITY. Any question as to the eligibility of any Employee hereunder shall be determined by the Plan Administrator in accordance with the terms hereof and such determination shall be final and conclusive for all purposes. The Plan Administrator shall determine the eligibility of Employees in accordance with the provisions of this Plan from the books and records of the Employer, or from such other information or evidence as it may deem sufficient, and shall provide notice to each Employee when he becomes eligible to participate hereunder.

               10.10 AUTHORIZATION OF BENEFIT PAYMENTS. The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Plan Administrator may require a Par-ticipant to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished, including but not limited to the Participant's current mailing address.

               10.11 PAYMENT FOR BENEFIT OF DISABLED OR INCAPACITATED PERSON. Whenever in the opinion of the Plan Administrator a person entitled to receive any payment of a benefit hereunder or installment thereof is under a legal disability or is physically, mentally, or legally incapable of acknowledging receipt of such payment, the Plan Administrator may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of

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          such person for his benefit, or to an institution maintaining him if no guardian or committee has been appointed for him, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

               10.12 BOND. To the extent required by ERISA, a fidelity bond or other surety shall be required of the Employer and any other party at any time serving as a fiduciary with respect to the Plan, and shall be in an amount equal to the greater of $1,000, or ten percent (10%) of the assets in the Plan, but need not be greater than $500,000, unless provided otherwise by the Secretary of Labor or ERISA. The payment of premiums of such bond or other surety shall be paid by the Employer within a reasonable time or, upon its failure to do so, by the Trustee from the Trust Fund. The amount of such bond shall be fixed at the beginning of each Plan Year in accordance with the provisions of ss 412(a) of ERISA.

               10.13 INDIVIDUAL STATEMENT. As soon as practicable after the Adjustment Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary, in the case of a deceased Participant) a statement reflecting the condition of his Account Balance in the Trust as of that date and such other information ERISA requires to be furnished to the Participant or Beneficiary. No Participant, except an individual designated in
          Section 10.1 to serve as Plan Administrator, has the right to inspect the records reflecting the Account of any other Participant.

               10.14 ACCOUNT CHARGED. The Plan Administrator may charge a Participant's Account for all distributions made from that Account to the Participant, to his Beneficiary or to an alternate payee. The Plan Administrator may also charge a Participant's Account for any administrative expenses incurred by the Plan directly related to that Account.

             10.15 UNCLAIMED ACCOUNT PROCEDURE.

                    (a) The Plan does not require either the Trustee or the Plan
               Administrator to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Plan Administrator, by certified or registered mail addressed to his last known address of record with the Plan Administrator or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 10.15 and otherwise must comply with the

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


               notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Plan Administrator within six
               (6) months from the date of mailing of the notice, the Plan Administrator will treat the Participant's or Beneficiary's unclaimed payable Account Balance as forfeited and will reallocate the unclaimed payable Account Balance in accordance with Section 4.7. A forfeiture under this Section will occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture. Pending forfeiture, the Plan Administrator, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Account Balance in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

                    (b) If a  Participant  or  Beneficiary  who has  incurred  a forfeiture of his Account  Balance  under the  provisions of this
               Section  10.15  makes a claim,  at any  time,  for his  forfeited
               Account Balance, the Plan Administrator must restore the Participant's or Beneficiary's forfeited Account Balance to the same dollar amount as the dollar amount of the Account Balance forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Plan Administrator will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Plan Administrator to make the required restoration. The Plan Administrator must direct the Trustee to distribute the Participant's or Beneficiary's restored Account Balance to him not later than sixty (60) days after the close of the Plan Year in which the Plan Administrator restored the forfeited Account Balance. The forfeiture provisions of this
               Section 10.15 apply solely to the Participant's or the Beneficiary's Account Balance derived from Employer contributions.

               10.16 TERMS TO BE COMMUNICATED. The principal terms of the Plan shall be communicated to the Employees by the Plan Administrator, and the Plan Administrator shall notify each Employee of his rights and benefits hereunder. The Participants shall be conclusively deemed for all purposes to have consented to all of the terms and provisions of this Plan and shall be bound thereby with the same force and effect as if they had executed this Plan. A copy of the Plan shall be available to each Participant hereunder by having a copy available at the principal office of each Employer during business hours.

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

               10.17 SIGNATURE AUTHORITY. If the Plan Administrator shall delegate specific fiduciary responsibilities, it may designate and authorize one or more of the persons being so delegated to sign documents; and shall further notify the Trustee of such action and the name or names of the person or persons so designated. The Trustee shall thereafter accept and rely upon any document executed by such person or persons as representing action by the Plan Administrator until the Plan Administrator shall deliver to the Trustee a written revocation of such designation.

               10.18 FIDUCIARY NOTICE REQUIREMENTS. The Plan Administrator and those to whom it has delegated fiduciary duties shall notify the Trustee of any action taken with respect to the Plan, and when required to do so, shall notify any other interested party. The Plan Administrator and those to whom it has delegated fiduciary duties shall maintain all books of account, records, and other data as shall be necessary to properly administer the Plan and satisfy the disclosure and reporting requirements of ERISA and the Code. The Plan Administrator shall ensure that the Plan is in compliance with the various reporting requirements set forth in ERISA, the Code and the regulations thereunder.

               10.19 RELIANCE. The Plan Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any actions taken by it in good faith and in reliance upon any opinions or reports which shall be furnished to it by an accountant, actuary, counsel, or other specialist. The Plan Administrator shall not incur any liability for its action or failure to act, excepting only liability for its own gross negligence or willful misconduct. The Plan Administrator shall indemnify each person to whom it has delegated fiduciary duties against all claims, losses, damages, expenses, and liabilities arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person.


               10.20 SUCCESSOR FIDUCIARY. Upon the death, resignation, or inability to serve of any person to whom the Employer or Plan Administrator has delegated fiduciary duties, a successor fiduciary shall be appointed within thirty (30) days. If the Employer shall cease to exist, or be dissolved, voluntarily or involuntarily, or have a receiver or trustee in bankruptcy appointed, a successor fiduciary shall be appointed within thirty (30) days by the then remaining persons (if any) to whom fiduciary duties have been delegated. If there are no remaining persons to whom the Employer has delegated fiduciary duties, or in the event of the inability, failure, or refusal of the then remaining fiduciaries to make such appointment, a successor fiduciary shall be selected by a majority of the Participants under the Plan who are Employees of the Employer at the time of the occurrence of the foregoing events.

               10.21  UNIFORM APPLICATION.    The provisions  of this  Plan
          shall apply to all Participants uniformly.

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



                                   ARTICLE XI
                            TRUSTEE POWERS AND DUTIES

               11.1 TRUST. All assets of the Plan shall be held in the Trust forming part of this Plan, which shall be administered as a fund to provide for the payment of benefits as provided in the Plan to the Participants or their successors in interest, out of the income and principal of the Trust. The Employer may establish the Trust through a "Master Trust" agreement with the Trustee. If such a Master Trust is established, the terms of the Master Trust Agreement shall supersede the terms of this Article XI if there is any conflict between the terms of this Article XI and the terms of the Master Trust. The Trustee shall discharge its duties as such solely in the interest of the Participants and their successors in interest. The Trustee shall act:

                    (a) For the  exclusive  purposes  of  providing  benefits to
               Participants and their successors in interest and defraying reasonable expenses of administering the Plan, including the Trust, which is a part of the Plan;

                    (b) With the care, skill,  prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

                    (c) In accordance with the Plan and Trust agreement,  except to the extent such document may be inconsistent with ERISA.

               11.2 TRUST FUND. The Trustee shall hold the funds received from the Employer subject to the terms of this Plan and upon the uses and trusts, and for the purposes herein set forth. The funds subject to the provisions of this Trust shall include, but shall not be limited to, all monies, properties, securities, investments, notes, bonds, mortgages, debentures, shares of stock, accounts, and evidences of indebtedness of whatsoever kind or nature at any time or from time to time acquired or held by the Trustee pursuant to the terms of this Plan; however, the Trustee shall be responsible only for such funds as shall actually be received by it as Trustee hereunder.

               11.3 ESTABLISHMENT OF TRUST.

                    (a) The Trustee shall hold and manage the assets of the Plan and shall receive to be included in the Trust Fund any contributions paid to it in cash, or other property approved by the Plan Administrator and acceptable to the Trustee, and shall retain, manage, administer, hold, and distribute the same, together with the income therefrom, in accordance with the terms and provisions of this Plan. No part of the corpus

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


               or income of the Trust Fund shall be used for any purpose except for the exclusive benefit of Employees of the Employer or their surviving spouses or other Beneficiaries, and payment of the expenses of administration of the Plan and Trust.

                    (b) All  contributions so received  together with the income therefrom shall be managed, invested and reinvested by the Trustee, subject, however, to the right of the Employer to appoint and employ any Investment Manager or Managers to manage and/or invest and reinvest the Trust Fund, or any part thereof, as provided in Section 8.1.

               11.4 ACCEPTANCE. The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

               11.5 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

               11.6 INVESTMENT POWERS. The Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Employer, Participant or Plan Administrator direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Plan Administrator. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

                    (a) To  invest  any  part  or all of the  Trust  Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the Unites States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

                    (b) To retain  in cash so much of the  Trust  Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

                    (c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code ss 414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code ss 584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code ss 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

                    (d) To manage,  sell,  contract  to sell,  grant  options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

                    (e) To credit and  distribute  the Trust as  directed by the
               Plan Administrator. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator.

                    (f)  To  borrow  money,  to  assume   indebtedness,   extend
               mortgages and encumber by mortgage or pledge.

                    (g)  To  compromise,  contest,  arbitrate   or  abandon
               claims and demands, in its discretion.

                    (h) To have with  respect  to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

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


                    (i) To lease for oil, gas and other mineral  purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

                    (j) To hold any  securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

                    (k) To  perform  any and  all  other  acts  in its  judgment
               necessary  or  appropriate   for  the  proper  and   advantageous
               management, investment and distribution of the Trust.

                    (l) To retain any funds or  property  subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

                    (m)  To file all tax returns required of the Trustee.

                    (n) To furnish to the Employer and the Plan Administrator an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer and the Plan Administrator, except as to any act or transaction concerning which the Employer or the Plan Administrator files with the Trustee written exceptions or objections within ninety (90) days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

                    (o) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

               The powers granted to the Trustee shall be exercised in the sole fiduciary discretion of the Trustee; provided, however, each Participant may direct the Trustee to separate and keep separate all or a portion of his interest in the Plan; and further, each Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Trustee in such form as the Trustee may require concerning the investment of the Participant's directed investment Account, which directions must be followed by the Trustee, subject, however, to restrictions on payment of life insurance premiums. Neither the Trustee nor any other persons, including the Plan Administrator, shall be under any duty to ques-tion any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole discretion, deems such directions improper by virtue of applicable law, and in such event, the Trustee shall not be responsible or liable for any loss or expense which may result. Notwithstanding anything herein to the contrary, the Trustee shall not, at any time after December 31, 1981, invest any portion of a Participant's directed investment Account in "collectibles" as that term is defined in Code ss 408(m).

               11.7 INVESTMENT IN QUALIFYING EMPLOYER SECURITIES AND QUALIFYING EMPLOYER REAL PROPERTY. The investment options in this Section 11.7 include the ability to invest in qualifying Employer securities or qualifying Employer real property, as defined in and as limited by ERISA.

               11.8  RECORDS  AND   STATEMENTS.   The  records  of  the  Trustee
          pertaining to the Plan must be open to the inspection of the Plan Administrator and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Employer or Plan Administrator may specify in writing. The Trustee must furnish the Plan Administrator with whatever information relating to the Trust Fund the Plan Administrator considers necessary.

               11.9 FEES AND EXPENSES FROM FUND. A Trustee will receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee. No person who is compensated on a full-time basis from the Employer may receive compensation for services as Trustee. The Trustee will pay from the Trust Fund, pursuant to the provisions of ERISA, all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Employer pays such fees and expenses. Any fee or expense paid, directly or indirectly, by the Employer is not an Employer contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Trust Fund.

               11.10 EXERCISE OF POWERS. The powers granted the Trustee under Sections 11.6 and 11.7 shall be exercised by the Trustee in its discretion insofar as such exercise does not contravene any written direction from the Employer or Investment Manager or the policy for the funding of the Plan developed by the Employer. The decision of the Trustee in matters within its jurisdiction shall be final, binding, and conclusive upon the Employer, and upon each Employee, Participant, Beneficiary, and every other interested person.

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


               11.11 POWER TO DO ANY NECESSARY ACTS. The Trustee is authorized in its discretion to do any and all acts and to make, execute, and deliver, as Trustee, any and all instruments in writing necessary or proper for the effective exercise of any of the Trustee's powers as stated herein or otherwise necessary to accomplish the purposes of the Trust.

               11.12 ACCOUNTING.

                    (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder. All accounts, books and records relating thereto shall be open for inspection and audit at all reasonable times by the Plan Administrator, Investment Manager or by any other person designated by the Employer.

                    (b) Within ninety (90) days following the close of each
               fiscal year of the Trust and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall file with the Plan Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation, and setting forth the current value of the Trust Fund. As of the close of business at the end of the fiscal year of the Trust, the Trustee shall value the assets of the Trust Fund at prevailing market values and shall render a statement thereof promptly to the Plan Administrator. Nothing herein contained, however, shall preclude the Trustee from having any of its accounts judicially settled by a court of competent jurisdiction.

               11.13  PARTIES TO  LITIGATION.  Except as  otherwise  provided by
          ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Trustee, Participants and Beneficiaries.

               11.14  PROFESSIONAL  AGENTS.  The Trustee may employ and pay from
          the  Trust  Fund  reasonable   compensation   to  agents,   attorneys,
          accountants and other persons to advise the Trustee as, in its opinion, may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

               11.15 DISTRIBUTION  OF CASH  OR PROPERTY.   The Trustee  may
          make distribution under the Plan in cash or property, or partly in each, at its fair market value as determined by the Trustee.

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               11.16  DISTRIBUTION  DIRECTIONS.  If no one  claims a payment  or distribution made from the Trust, the Trustee must promptly notify the Plan Administrator and then dispose of the payment in accordance with the subsequent direction of the Plan Administrator.

               11.17 THIRD PARTY/MULTIPLE TRUSTEES. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.

               11.18 RESIGNATION.   The Trustee may resign its  position at
          any time by giving thirty (30) days' written notice in advance to the Employer; provided, however, the Employer may agree to waive such thirty (30) day advance written notice. If the Employer fails to appoint a successor Trustee within sixty (60) days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee.

               11.19 REMOVAL. The Employer, by giving thirty (30) days' written notice in advance to the Trustee, may remove any Trustee; provided, however, the Employer may elect to waive such thirty (30) day advance written notice. In the event of the resignation or removal of a Trustee, the Employer must appoint a successor Trustee if it intends to continue the Plan; provided, however, if, following such resignation or removal, there is at least one person serving as a Trustee, no appointment of a successor trustee shall be required. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

               11.20 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and by filing the acceptance with the former Trustee and the Plan Administrator with the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all

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          documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Plan upon his predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

               11.21 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Adjustment Date (or other Valuation Date) to determine the fair market value of each Participant's Account Balance in the Trust. The Trustee also must value the Trust Fund on any other valuation dates which may be directed in writing by the Plan Administrator.

               11.22 AUTHORITY OF TRUSTEE. All persons dealing with the Trustee are hereby released from any necessity for questioning the authority of the Trustee hereunder or to see to the application of any monies, securities or other property paid or delivered to the Trustee as a purchase price or otherwise.

               11.23 DOCUMENTS AND NOTICES. All documents, notices, information, accountings, or other correspondence shall be submitted by the Trustee in writing over the signature of a duly authorized officer of the Trustee if the Trustee is a corporate Trustee; and the Employer, the Plan Administrator, or any other person or persons to whom such matters are directed may rely upon the genuineness of the matter submitted without any duty to inquire into its genuineness.

               11.24 POSTPONEMENT OF ACTION. If any dispute shall arise as to any act to be performed by the Trustee, the Trustee may postpone the performing of such act until actual adjudication of such dispute shall have been made in a court of competent jurisdiction or it shall be indemnified to its satisfaction against loss arising out of such dispute.

               11.25 DELEGATION OF RESPONSIBILITIES. The Trustee and any other party serving as a fiduciary with respect to the Plan shall act prudently in the delegation or allocation of responsibilities to other persons, and if at any time there is more than one authorized Trustee serving, each Trustee shall exercise reasonable care to prevent the other Trustees from committing a breach of such other Trustees' obligations and responsibilities hereunder. The Trustee shall conduct a periodic review to assure that delegated functions are carried out properly. Neither the Trustee nor any other person serving at any time as a fiduciary with respect to the Plan shall be liable for the actions of any other Trustee or fiduciary unless he participates, approves, acquiesces in or conceals


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          a breach of obligations and responsibilities committed by the other.

               11.26 DETERMINATION OF ELIGIBILITY. The Trustee shall not be required to determine the facts concerning the eligibility of
          Employees for participation, their identity, the eligibility of Participants or their designated Beneficiaries for benefits under the Plan, or the manner and method of payment or disbursement of benefits. In such matters the Trustee shall rely solely upon the written advice and direction of the Employer or the Plan Administrator, and shall not be required to question or verify the facts in any manner or at any time.

               11.27 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED.

                    (a) The Trustee is not liable for the acts or omissions of any Investment Manager the Plan Administrator may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Plan Administrator, the Trustee and any properly appointed Investment Manager may execute a letter agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

                    (b) The  limitation  on liability  described in this Section
               11.27 also applies to the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section
               11.29 of the Plan. However, if the Trustee, pursuant to the delegation described in Section 11.29 of the Plan, appoints an ancillary trustee, the Trustee is responsible for the periodic review of the ancillary trustee's actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA. The Employer, the Trustee and an ancillary trustee may execute a letter agreement as a part of this Plan delineating any indemnification agreement between the parties.

               11.28 INVESTMENT IN GROUP TRUST FUND.

                    (a) The Employer, by adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code ss 401(a). This authorization applies solely to a group trust fund exempt from taxation under Code ss 501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this

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               Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. Pursuant to
               Section 11.7, a Trustee has the authority to invest in certain common trust funds and collective investment funds without the need for the authorizing addendum described in this Section 11.28.

                    (b) Furthermore,  at the Employer's direction,  the Trustee, for collective investment purposes may combine into one trust fund the Trust created under this Plan with the Trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Account Balance under the plan(s) in which he is a Participant.


               11.29  APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT
                      FIDUCIARY.

                    (a) The Employer,  in writing, may appoint any person in any
               State to act as ancillary trustee with respect to a designated portion of the Trust Fund. An ancillary trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA. The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the instrument evidencing appointment of the ancillary trustee and to the terms of the Plan or of ERISA. The investment powers delegated to the ancillary trustee may include any investment powers available under Section
               11.6 of the Plan including the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code ss 584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a State and the ancillary trustee (or its affiliate, as defined in Code ss 1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section
               11.28 of the Plan.

                    (b) The  ancillary  trustee  may resign its  position at any time by providing at least thirty (30) days' advance written notice to the Employer, unless the Employer waives this notice requirement. The Employer, in writing, may remove an ancillary trustee at any time. In the event of resignation or

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               removal, the Employer may appoint another ancillary trustee, return the assets to the control and management of the Trustee or receive such assets in the capacity of ancillary trustee. The Employer may delegate its responsibilities under this Section
               11.29 to the Trustee under the Plan, subject to the acceptance by the Trustee of that delegation.

                    (c) If the U.S. Department of Labor (the "Department")
               requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the Department. The independent fiduciary will have the duties, responsibilities and powers prescribed by the Department and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the Department and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

               11.30 PROHIBITED TRANSACTIONS. Notwithstanding anything herein to the contrary, neither the Trustee, nor any other party at any time serving as a fiduciary with respect to the Plan, shall cause the Plan to engage in any "prohibited transactions" as defined and applicable to this Plan under ss 406 of ERISA, subject to any available and applicable exemption contained in or allowed by ERISA, and in complying with such limitations, neither the Trustee nor any other fiduciary shall engage in any transaction which it knows or should know constitutes a direct or indirect:

                    (a) Sale or exchange,  or leasing,  of any property  between the Trust Fund and a "party-in-interest" or a "disqualified person" (such terms as used in this Plan shall have the meanings which they have under ERISA);

                    (b)  Lending  of money  or  other  extension of  credit
               between  the  Trust  Fund   and  a  party-in-interest  or  a
               disqualified person;

                    (c)  Furnishing  of  goods,  services,   or  facilities
               between  the  Trust  Fund   and  a  party-in-interest  or  a
               disqualified person;

                    (d) Transfer to, or use by or for the benefit of, a party-in-interest or a disqualified person, of any assets of the Trust Fund; or

                    (e) Acquisition, on behalf of the Trust Fund, of any Employer security or real property which would violate section 407 of ERISA.

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

               Unless such transaction is permissible under ERISA, neither the Trustee nor any other fiduciary shall deal with the assets of the Trust Fund in its own interest of for its own account or act in any transaction involving the Trust Fund on behalf of a party (or represent a party) whose interests are adverse to the interests of the Trust Fund or the interests of its Participants or Beneficiaries. No fiduciary shall receive any consideration for its own personal account from any party dealing with the Trust Fund in connection with a transaction involving the assets of the Trust Fund.



                                   ARTICLE XII
                                CLAIMS PROCEDURE

               12.1 FILING A CLAIM. A Participant or Beneficiary shall have the right to file a claim, inquire if he has any right to benefits, or appeal the denial of a claim. A Participant or Beneficiary (the "claimant") shall make a claim for the benefits provided under the Plan by filing a written claim with the Plan Administrator. If the Plan Administrator is a committee and if any member of the committee shall be the claimant, all actions which are required to be taken by the Plan Administrator pursuant to this Article shall be taken instead by another member of the committee as designated by the Employer.

               12.2  NOTIFICATION  TO  CLAIMANT.  The Plan  Administrator  shall notify the claimant of its decisions with respect to a claim within ninety (90) days following the receipt of the claim by the Plan
          Administrator or any member of a committee serving as Plan Administrator (or within ninety (90) days following the expiration of the initial ninety (90) day period, in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Plan Administrator to the claimant prior to the expiration of the initial ninety (90) day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decision with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth:

                    (a)  The specific reason or reasons for the denial;

                    (b) Specific reference to the Plan provisions that apply in the case;

                    (c) A description of any additional  material or information
               necessary   for  the   claimant  to  perfect  the  claim  and  an

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


               explanation of why such material or information is necessary; and

                    (d) An explanation of the Plan's claims review proce-dure.

          If the Plan Administrator fails to notify the claimant of the decision regarding his claim in accordance with this Article, the claim shall be deemed denied and the claimant shall then be permitted to proceed with the claims review procedure provided in Section 12.3.

               12.3 CLAIMS REVIEW PROCEDURE. Within sixty (60) days following receipt by the claimant of notice of the claim denial, or within sixty
          (60) days following the close of the ninety (90) day period referred to in Section 12.2, if the Plan Administrator fails to notify the claimant of the decision within such ninety (90) day period, the claimant may appeal the denial by filing a written application for review with the Plan Administrator. Following such request for review, the Plan Administrator shall fully and fairly review the decision denying the claim. Prior to the decision of the Plan Administrator pursuant to Section 12.4, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

               12.4 DECISION ON REVIEW. The decision on review of a denied claim shall be made in the following manner:

                    (a) The Plan Administrator shall make its decision regarding the merits of the denied claim promptly, and within sixty (60) days following receipt by the Plan Administrator of the request for review (or within one hundred twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim), shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

                    (b) The decision on review shall set forth specific  reasons for the decision, shall be written in a manner designed to be understood by the claimant, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

                    (c) The decision of the Plan Administrator shall be final and conclusive.

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

               12.5 ACTION BY AUTHORIZED REPRESENTATIVE OF CLAIMANT. All actions set forth in this Article to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Plan Administrator may require such evidence as it may reasonably deem necessary or advisable of any such representative's authority to act.


                                  ARTICLE XIII
                                  MISCELLANEOUS

               13.1 PURPOSE OF PLAN AND TRUST. This Plan is created for the exclusive benefit of Employees of the Employer and their Beneficiaries and shall be interpreted in a manner consistent with its being an Employees' Trust as defined in Code ss 401(a). At no time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries shall any part of the corpus or income of this Trust be used for, or diverted to, purposes other than for the exclusive
          benefit   of   Employees   of  the   Employer   hereunder,   or  their
          beneficiaries. This Section cannot be altered or amended except to accord with any amendment of Code ss 401(a)(2).

               13.2 ALTERNATIVE ACTS. If it becomes impossible for the Employer or the Trustee to perform any act under this Trust, that act shall be performed in a manner which in the judgment of the Plan Administrator will most nearly carry out the intent and purpose of this Trust. All parties to this Trust or in any way interested herein shall be bound by any acts performed under such conditions.

               13.3 NECESSARY ACTS. All parties to this Trust and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Trust or any of its provisions.

               13.4 MAXIMUM DURATION. If the indefinite continuance of this Trust would be in violation of the law, then this Trust shall continue for the maximum period permitted by law and shall then terminate, whereupon distribution of its assets shall be made as provided under the provisions of this Plan with respect to the termination of the Trust.

               13.5 BINDING  EFFECT.   The Plan shall  be binding  upon the
          successors and assigns of any and all parties hereto, present and future.

               13.6 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Administrator

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

          and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

               13.7 NO  RESPONSIBILITY FOR  EMPLOYER ACTION.   Neither  the
          Trustee  nor  the  Plan   Administrator  has  any  obligation  or
          responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Plan Administrator to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Plan Administrator need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of a corporate Employer must be by its Board of Directors or its designate.

               13.8 FIDUCIARIES NOT INSURERS. The Trustee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or become due to any person from the Trust Fund. The liability of the Plan Administrator and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

               13.9 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

               13.10 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Plan Administrator and their successors.

               13.11 NONALIENATION OF BENEFITS.

                    (a) Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary (unless such liability is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant under a qualified domestic relations order), prior to actually being received by the person entitled to the benefit under the terms of the

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               Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

                    (b) In any action or proceeding involving the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Employer, the Plan Administrator, and the Trustee shall be the only necessary parties, and no Employees or former Employees of the Employer or their beneficiaries or any other person having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice or service of process.

                    (c) Any final  judgment  which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Plan Administrator and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

               13.12 RIGHTS TO TRUST ASSETS. No Participant shall have any right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as provided for under the terms of this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the fiduciaries shall be liable therefor in any manner.

               13.13 HEADINGS. The headings of Articles and Sections are for the ease of reference only and shall in no way be construed to limit or modify the detailed provisions hereof.

               13.14 GENDER AND NUMBER. Masculine pronouns shall include the feminine gender (and vice versa), and the singular shall include the plural (and vice versa) unless the context indicates otherwise. The pronouns "it" and "its" shall refer to a natural person (and vice versa) if the context so requires.

               13.15 STATE LAW. The law of the state of North Carolina will determine all questions arising with respect to the provisions of this Plan except to the extent superseded by Federal law.

               13.16 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, -Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or Employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

                                   ARTICLE XIV
                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

               14.1 EXCLUSIVE BENEFIT. Except as provided under Article IV, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Employer's request for initial approval of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Trustee, upon written notice from the Employer, will return the Employer's contributions (and increment attributable to the contributions) to the Employer. The Trustee must make the return of the Employer contribution under this Section 14.1 within one (1) year of a final disposition of the Employer's request for initial approval of the Plan. The Employer's Plan and Trust will terminate upon the Trustee's return of the Employer's contributions.

               14.2 AMENDMENT BY EMPLOYER.   The Employer has the  right at
          any time and from time to time:

                    (a) To amend the Plan in any  manner it deems  necessary  or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the provisions of Code ss 401(a);

                    (b) To amend the Plan to allow the Plan to operate under a waiver of the minimum funding requirement; and

                    (c)  To amend this Agreement in any other manner.

               No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Trustee or the Plan Administrator without the written consent of the affected Trustee or the Plan Administrator. The Employer must make all amendments in writing. Each amendment must state the date to which it is

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



          either retroactively or prospectively effective. See Section 13.16 for the effect of certain amendments adopted by the Employer.

               14.3 CODE ss 411(d)(6) PROTECTED BENEFITS. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Account Balance, except to the extent permitted under Code ss 412(c)(8), and may not reduce or eliminate Code ss 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code ss 411(d)(6) protected benefits if the amendment has the effect of either (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (b) except as provided by Treasury regulations, eliminating an optional form of benefit. The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this Section. If the Plan Administrator must disregard an amendment because the amendment would violate clause (a) or clause (b), the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

               14.4 DISCONTINUANCE. The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

                    (a)  The date terminated by action of the Employer;

                    (b) The  dissolution  or merger of the Employer,  unless the successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan. Any termination of the Plan resulting from this subparagraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

               14.5 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant's right to his Account Balance is one hundred percent (100%) Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article V.



               14.6 MERGER/DIRECT TRANSFER.

                    (a) The  Trustee  may not  consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, each Participant's Account under the surviving Plan is equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code ss 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

                    (b) The Trustee may accept a direct  transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Plan Administrator and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions under the Plan until he actually becomes a Participant in the Plan.

                    (c) If the Plan receives a direct transfer (by merger or
               otherwise) of Elective Contributions (or amounts treated as Salary Reduction Contributions) under a Plan with a Code ss 401(k) arrangement, the distribution restrictions of Code ss 401(k)(2) and (10) continue to apply to those transferred Elective Contributions.

               14.7 ELECTIVE TRANSFERS.  The Trustee,  after August 9, 1988, may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits in accordance with the terms of the transferor plan and in a manner consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code ss 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 14.3. A transfer is an elective transfer if:


                    (a)  the transfer satisfies the first paragraph of this
               Section 14.7;

                    (b) the transfer is voluntary, under a fully informed election by the Participant;

                    (c) the Participant has an alternative that retains his Code ss 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating);

                    (d) the transfer satisfies the applicable spousal con-sent requirements of the Code;

                    (e) the  transferor  plan  satisfies  the joint and survivor annuity notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements;

                    (f) the Participant has a right to immediate distribu-tion from the transferor plan, in lieu of the elective transfer;

                    (g) the  transferred  benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age;

                    (h) the Participant has a one hundred percent (100%) Nonforfeitable interest in the transferred benefit; and

                    (i)  the   transfer   otherwise  satisfies   applicable
               Treasury regulations.

               14.8 TERMINATION.

                    (a) If the Employer decides it is impossible or inadvisable to make contributions as herein provided, the Employer shall have the power to terminate the Plan with respect to its Employees by appropriate resolution. A certified copy of such resolution or resolutions shall be delivered to the Trustee, and as soon as possible thereafter, the Plan Administrator shall send or deliver a copy of said resolutions to each Participant, or otherwise notify each Participant whose membership arises by reason of his employment with the Employer. After the date specified in such resolutions, the Employer shall make no further contributions under the Plan. The Trust, however, shall remain in existence as well as all other provisions of the Plan, except for provisions for contributions by the Employer. All Account Balances of Participants shall continue to be held, administered and distributed by the Trustee in accordance with the provisions of the Plan.

                    (b) If the Employer shall decide to terminate completely the
               Plan and the Trust with respect to its Employees, such termination shall be effective as of a date to be specified in certified copies of its resolutions to be delivered to its Participants and the Trustee, conditioned on the satisfaction of all applicable regulatory requirements. Upon termination of the Plan and Trust, and after payment of all expenses and proportional adjustment of Accounts of Employees to reflect such expenses, Trust fund profit or losses, and reallocations to the
               date  of  termination,   each  employed  or  retired  Partici-

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


               pant entitled to receive benefits shall be entitled to receive his Account Balance. The Trustee shall make payment of such amounts to the Participants in accordance with the provisions of
               Article VI above, unless the Employer shall direct that payment be made in a Trustee-to-Trustee transfer to another qualified plan.

                    (c) The portion of the Participant's  Nonforfeitable Account
               Balance attributable to Elective Contributions (or to amounts treated under the Code ss 401(k) arrangement as Elective
               Contributions) is not distributable on account of Plan termination, as described in this Section 14.8, unless: (a) the Participant otherwise is entitled under the Plan to a distribution of that portion of his Nonforfeitable Account Balance; or (b) the Plan termination occurs without the establishment of a successor plan. A successor plan under clause
               (b) is a defined contribution plan (other than an ESOP) maintained by the Employer (or by an Affiliated Employer) at the time of the termination of the Plan or within the period ending twelve (12) months after the final distribution of assets. A distribution made after March 31, 1988, pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Nonforfeitable Account Balance.

               14.9 EXERCISE OF AUTHORITY. To the extent that the Employer has the authority to amend or terminate the Plan, including the adoption of amendments authorized by Section 14.2 and the termination of the Plan as authorized by Sections 14.4 and 14.8, such authority shall be exercised by resolution of the Employer's board of directors.


                                   ARTICLE XV
                             PARTICIPATING EMPLOYERS

               15.1 PARTICIPATING EMPLOYERS.

                    (a) The term "Employer" shall include any Affiliated Employer for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles III and VI, applying the participation and coverage tests described in
               Article IV, applying the limitations on allocations in Article IV, applying the top-heavy rules and the minimum allocation requirements of Article IV, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision.

                    (b) An Affiliated  Employer may  contribute to the Plan only by being a signatory to a Participation Agreement to the Plan (a "Participating Employer"). If one or more of the Affiliated Employers become Participating Employers by executing a Participation Agreement to the Plan, the term

               "Employer" includes the Participating Employer for all purposes of the Plan, and "Plan Administrator" means the Employer that is the signatory to the Execution Page of the Plan, or such other person or entity designated by that Employer pursuant to Section
               10.1 of the Plan.

                    (c) Employees of Affiliated Employers that are not Participating Employers are not eligible to participate in the Plan. The Employer may elect to exclude from the definition of "Compensation" for allocation purposes any Compensation received from an Affiliated Employer that has not executed a Participation Agreement and whose employees are not eligible to participate in the Plan.

               15.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS.

                    (a) Each such  Participating  Employer  shall be required to use the same Trustee as provided in this Plan.

                    (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

                    (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                    (d) Any  expenses  of the Trust  which are to be paid by the
               Employer or borne by the Trust Fund shall be paid by each Participating Employer in the proportion directed by the Plan Administrator.

               15.3 DESIGNATION OF AGENT. Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

               15.4 TRANSFERS. In the event of a transfer of an Employee between Affiliated Employers which are Participating Employers, whether or not the Employer to which the Participant is transferred is the Employer or a Participating Employer, the Employee transferred shall not be considered to have terminated employment for purposes of the Plan. If the Employer to which the Employee is transferred is not the Employer or a Participating Employer, then the Participant's Account will continue to be accounted for under the account for the Employer or Participating Employer from which the Participant transferred, and service with all Affiliated Employers shall be credited for purposes of determining Years of Service for vesting. No Employer contributions shall be allocated to the Account of the Participant who transferred to an Affiliated Employer which is not the Employer or a Participating Employer, however, earnings and losses shall be allocated to the Participant's Account in the manner provided in Section 10.8. Distribution of the Participant's Account shall be made at such time and in such manner as is otherwise provided by the terms and provisions of the Plan as though such Participant's employment with the Affiliated Employer was considered employment with the Employer or a Participating Employer.

              If a Participant is transferred to the Employer or a Participating Employer and, if taking into account accumulated service for all Affiliated Employers as provided above, the Participant would be entitled to an allocation in the Plan Year of his transfer, the Employer and each Participating Employer for which the Participant was employed, will make a pro rata allocation on behalf of the Participant from any Employer or Participating Employer contribution. The pro rata allocation, as determined by the Administrator in a uniform and nondiscriminatory manner and consistent with applicable provisions of the Code, shall be based on the Participant's Compensation paid from the Employer and each Participating Employer.

               15.5 PARTICIPATING EMPLOYER'S CONTRIBUTION. All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. Any Forfeiture by an Employee of a Participating Employer subject to allocation during each Plan Year shall be used to reduce the contribution of such Participating Employer. On the basis of the information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder.

               Matching Contributions shall be in the form of Employer Stock or shall be used to purchase Employer Stock, as provided in Section 4.3.


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

               15.6 AMENDMENT. Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall be binding on each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

               15.7 DISCONTINUANCE OF PARTICIPATION. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VIII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

               15.8 ADMINISTRATOR'S  AUTHORITY.    The Administrator  shall
          have   authority  to  make   any  and  all   necessary  rules  or
          regulations,   binding  upon  all  Participating   Employers  and  all
          Participants, to effectuate the purpose of this Article.

               15.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE. If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to
          Code ss 404(a)(3)(B),   so  much  of  the  contribution   which  such
          Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code ss 1504 to the extent of their current or accumulated earnings or profits.

               A   Participating   Employer  on  behalf  of  whose  Employees  a
          contribution   is  made  under  this  Section   shall   reimburse  the
          contributing Participating Employers.

                                   ARTICLE XVI
                       QUALIFIED DOMESTIC RELATIONS ORDERS

               16.1 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS.

                    (a) Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Plan Administrator, from complying with the provisions of a qualified domestic relations order (as defined in Code ss 414(o)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order ("QDRO") at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code ss 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) such distribution shall not otherwise violate the provisions of Code ss 414(p); (2) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (3) if the amount of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section 16.1 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan. An alternate payee shall have the same right under Section 8.5 to direct the investment of amounts credited to his Account under the Plan as a Participant.

                    (b) The Plan Administrator must establish reasonable procedures to determine the qualified status of a QDRO. Upon receiving a QDRO, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the QDRO, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator must provide notice under this Section by mailing to the individual's address specified in the QDRO, or in a manner consistent with Department of Labor regulations.

                    (c) If any portion of the Participant's Nonforfeitable Account Balance is payable during the period the Plan Administrator is making its determination of the qualified status of the QDRO, the Plan Administrator must make a separate accounting of the amounts payable. If the Plan Administrator determines the order is a qualified QDRO within eighteen (18) months of the date amounts first are payable following receipt of the order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the Plan Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a qualified QDRO.

                    (d) To the extent it is not inconsistent with the provisions of the qualified QDRO, the Plan Administrator may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Article by separate benefit checks or other separate distribution to the alternate payee(s).

                                  ARTICLE XVII
                            TOP-HEAVY PLAN PROVISIONS

               17.1 EFFECT OF  ARTICLE XVII  ON PLAN.   Notwithstanding any
          contrary provisions contained in any other Article of the Plan, if at any time the Plan shall be a Top-Heavy Plan (as hereinafter defined), this Article shall control; and any contrary terms of the Plan shall be deemed replaced by the provisions of this Article. However, this Article shall not be effective for any subsequent Plan Year in which the Plan is determined not to be a Top-Heavy Plan. Definitions applicable to this Article XVII are set out in Section 17.3.

               17.2 DETERMINATION OF TOP-HEAVY STATUS.

                    (a) If this Plan is the only  qualified  plan  maintained by the Employer, the Plan is top-heavy for a Plan Year if the Top-Heavy Ratio as of the Determination Date exceeds sixty percent (60%). The Plan Administrator must include in the Top-Heavy Ratio, as part of the Account Balances, any contribution not made as of the Determination Date but includable under Code ss 416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Plan Administrator must calculate the Top-Heavy Ratio by disregarding the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Account Balance

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               (including distributions, if any, of the Account Balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Plan Administrator must calculate the Top-Heavy Ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code ss 416 and the regulations thereunder.

                    (b) If the Employer maintains other qualified plans
               (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top-heavy only if it is part of the Required Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds sixty percent (60%). The Plan Administrator will calculate the Top-Heavy Ratio in the same manner as required in subparagraph (a) of this
               Section 17.2, taking into account all plans within the Aggregation Group. To the extent the Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Plan Administrator will calculate the present value of accrued benefits under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code ss 416 and the regulations thereunder. If a Participant in a defined benefit plan is a Non-Key Employee, the Plan Administrator will determine his accrued benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code ss 416(b) (1)(C). If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Plan Administrator must value the Account Balances in the aggregated plan as of the most recent valuation date falling within the twelve (12) month period ending on the Determination Date, except as Code ss 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Plan Administrator will calculate the Top-Heavy Ratio with reference to the Determination Dates that fall within the same calendar year.

                    (c) The Account  Balance of a  Participant  other than a Key
               Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code ss 411(b)(1)(C).

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               17.3 DEFINITIONS.   For purposes of applying  the provisions
          of this Article XVII:

                    (a) "Top-Heavy Ratio" is a fraction,  the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees.

                    (b) "Key Employee " means, as of any Determination Date, any
               Employee or former Employee (or Beneficiary of such ) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of fifty percent (50%) of the dollar amount prescribed in Code ss 416(b)(1)(A)(relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code ss 415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten (10) largest interests in the Employer; (iii) is a more than five percent (5%) owner of the Employer; or (iv) is a more than one percent (1%) owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code ss 318 (or the principles of that Section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The number of officers taken into account under clause
               (i) will not exceed the greater of three (3) or ten percent (10%) of the total number (after application of the Code ss 414(q) exclusions) of Employees, but no more than fifty (50) officers. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code ss 416(i)(1) and the regulations thereunder.

                    (c) "Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

                    (d)  "Compensation"  means  Compensation as determined under
               Section 1.11 for purposes of identifying Highly Compensated Employees.

                    (e) "Required  Aggregation  Group" means: (i) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and
               (ii) any other qualified plan of the Employer which enables a plan described in clause (i) to meet the requirements of Code ss 401(a)(4) or 410.

                    (f)  "Permissive  Aggregation  Group"  is the  Required
               Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code ss 401(a)(4) and 410. The Plan Administrator will determine the Permissive Aggregation Group.
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

                    (g) "Employer"  means the Employer that adopts this Plan and any Affiliated Employers described in Section 16.1.

                    (h) "Determination Date" for any Plan Year is the Adjustment
               Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Adjustment Date of that Plan Year. The "Determination Period" is the five (5) year period ending on the Determination Date.

               17.4 TOP-HEAVY ALLOCATIONS.

                    (a) Top-Heavy Minimum Allocation.  The Plan must comply with the provisions of this Section 17.4. The top-heavy minimum allocation requirement applies only in Plan Years for which the Plan is top-heavy. If the Plan is top-heavy in any Plan Year:

                         (1) Each Non-Key  Employee who is a Participant  and is
                    employed on the last day of the Plan Year will receive a top-heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under Section 4.4 of the Plan; and

                         (2) The top-heavy minimum allocation is the lesser of
                    three percent (3%) of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code ss 401(a)(4) or the coverage rules of Code ss 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top-heavy minimum allocation is three percent (3%) of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

                    (b) Special Definitions. For purposes of this Section 17.4, the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his Compensation level or because of his failure to make Salary Reduction Contributions under a Code ss 401(k) arrangement or because of his failure to make Mandatory Contributions. For purposes of subparagraph (a)(2), "Compensation" means Compensation as defined in Section 1.11, except Compensation does not include Elective Contributions, as defined in Section 1.11.

                    (c)  Determining  Contribution  Rates.  For purposes of this
               Section 17.4, a Participant's contribution rate is the sum of all Employer contributions (not including Employer contributions to Social Security) allocated to the Partici-



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               pant's Account for the Plan Year, divided by his Compensation for the entire Plan Year. To determine a Participant's contribution rate, the Plan Administrator must treat all top-heavy defined contribution plans maintained by the Employer or by any Affiliated Employer described in Section 16.1 as a single plan.

                    (d) No  Allocations.  If,  for a  Plan  Year,  there  are no allocations of Employer contributions for any Key Employee (for purposes of Section 17.4(a)(2)), the Plan does not require any top-heavy minimum allocation for the Plan Year, unless a top-heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

                    (e) Election of Method. The Plan will satisfy the top-heavy minimum allocation requirement, by making any necessary additional contribution to the Plan. The Plan Administrator first will allocate the Employer contributions for the Plan Year in accordance with the provisions of Section 4.4. The Employer then will contribute an additional amount for the Account of any Participant entitled under this Section 17.4 to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under subparagraph
               (c), is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top- heavy minimum allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.


               IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by it upon the authority granted by its Board of Directors by the signing and attesting of its appropriate officers and the affixing of the corporate seal hereunto, all as of this the 9th day of January, 1997.



                                        LADD FURNITURE, INC.



                                   By:
                                                   President


          ATTEST:


          By:
                          Secretary


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                                    TRUSTEE:

                                        FRANK RUSSELL TRUST COMPANY



                                   By:
                                                   President



          ATTEST:


          By:
                          Secretary



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